
                                 TABLE OF CONTENTS
                                 -----------------



ARTICLE I  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.01.  Defined Terms . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.02.  Classification of Loans and Borrowings. . . . . . . . . . .  24
     SECTION 1.03.  Terms Generally . . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 1.04.  Accounting Terms; GAAP. . . . . . . . . . . . . . . . . . .  24


ARTICLE II  The Credits.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 2.01.  Commitments.. . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 2.02.  Loans and Borrowings. . . . . . . . . . . . . . . . . . . .  25
     SECTION 2.03.  Requests for Revolving Borrowings . . . . . . . . . . . . .  26
     SECTION 2.04.  Competitive Bid Procedure . . . . . . . . . . . . . . . . .  27
     SECTION 2.04.A.  Swingline Loans . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 2.05.  Letters of Credit . . . . . . . . . . . . . . . . . . . . .  31
     SECTION 2.06.  Funding of Borrowings . . . . . . . . . . . . . . . . . . .  36
     SECTION 2.07.  Interest Elections. . . . . . . . . . . . . . . . . . . . .  37
     SECTION 2.08.  Termination, Reduction and Increase of Commitments. . . . .  38
     SECTION 2.09.  Repayment of Loans; Evidence of Debt. . . . . . . . . . . .  39
     SECTION 2.10.  Prepayment of Loans . . . . . . . . . . . . . . . . . . . .  40
     SECTION 2.11.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     SECTION 2.12.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 2.13.  Alternate Rate of Interest. . . . . . . . . . . . . . . . .  43
     SECTION 2.14.  Increased Costs . . . . . . . . . . . . . . . . . . . . . .  44
     SECTION 2.15.  Break Funding Payments. . . . . . . . . . . . . . . . . . .  46
     SECTION 2.16.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs  47
     SECTION 2.18.  Mitigation Obligations; Replacement of Lenders. . . . . . .  49
     SECTION 2.19.  Extension.. . . . . . . . . . . . . . . . . . . . . . . . .  50


ARTICLE III  Representations and Warranties . . . . . . . . . . . . . . . . . .  52
     SECTION 3.01.  Organization; Powers. . . . . . . . . . . . . . . . . . . .  52
     SECTION 3.02.  Authorization; Enforceability . . . . . . . . . . . . . . .  52
     SECTION 3.03.  Governmental Approvals; No Conflicts. . . . . . . . . . . .  52
     SECTION 3.04.  Financial Condition; No Material Adverse Change . . . . . .  52
     SECTION 3.05.  Properties. . . . . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 3.06.  Intellectual Property . . . . . . . . . . . . . . . . . . .  54
     SECTION 3.07.  Litigation and Environmental Matters. . . . . . . . . . . .  55
     SECTION 3.08.  Compliance with Laws and Agreements . . . . . . . . . . . .  57
     SECTION 3.09.  Investment and Holding Company Status . . . . . . . . . . .  57
     SECTION 3.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     SECTION 3.11.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     SECTION 3.12.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . .  57
     SECTION 3.13.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  58
     SECTION 3.14.  Margin Regulations. . . . . . . . . . . . . . . . . . . . .  58
     SECTION 3.15.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .  58


ARTICLE IV  Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     SECTION 4.01.  Effective Date. . . . . . . . . . . . . . . . . . . . . . .  59
     SECTION 4.02.  Each Credit Event . . . . . . . . . . . . . . . . . . . . .  60


ARTICLE V  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . .  60
     SECTION 5.01.  Financial Statements; Ratings Change and Other Information.  60
     SECTION 5.02.  Financial Tests.. . . . . . . . . . . . . . . . . . . . . .  62
     SECTION 5.03.  Notices of Material Events. . . . . . . . . . . . . . . . .  62
     SECTION 5.04.  Existence; Conduct of Business. . . . . . . . . . . . . . .  63
     SECTION 5.05.  Payment of Obligations. . . . . . . . . . . . . . . . . . .  63
     SECTION 5.06.  Maintenance of Properties; Insurance. . . . . . . . . . . .  63
     SECTION 5.07.  Books and Records; Inspection Rights. . . . . . . . . . . .  63
     SECTION 5.08.  Compliance with Laws. . . . . . . . . . . . . . . . . . . .  64
     SECTION 5.09.  Use of Proceeds and Letters of Credit . . . . . . . . . . .  64
     SECTION 5.10.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . .  64
     SECTION 5.11.  Environmental Matters.. . . . . . . . . . . . . . . . . . .  64
     SECTION 5.12.  Property Pool . . . . . . . . . . . . . . . . . . . . . . .  65
     SECTION 5.13.  Guaranties. . . . . . . . . . . . . . . . . . . . . . . . .  67
     SECTION 5.14.  Further Assurances. . . . . . . . . . . . . . . . . . . . .  67


ARTICLE VI  Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . .  67
     SECTION 6.01.  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . .  67
     SECTION 6.02.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     SECTION 6.03.  Fundamental Changes . . . . . . . . . . . . . . . . . . . .  68
     SECTION 6.04.  Investments, Loans, Advances and Acquisitions . . . . . . .  68
     SECTION 6.05.  Hedging Agreements. . . . . . . . . . . . . . . . . . . . .  70
     SECTION 6.06.  Restricted Payments . . . . . . . . . . . . . . . . . . . .  70
     SECTION 6.07.  Transactions with Affiliates. . . . . . . . . . . . . . . .  70
     SECTION 6.08.  Restrictive Agreements. . . . . . . . . . . . . . . . . . .  71


ARTICLE VII  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . .  71


ARTICLE VIII  The Administrative Agent. . . . . . . . . . . . . . . . . . . . .  74


ARTICLE IX  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     SECTION 9.02.  Waivers; Amendments . . . . . . . . . . . . . . . . . . . .  77
     SECTION 9.03.  Expenses; Indemnity; Damage Waiver. . . . . . . . . . . . .  78
     SECTION 9.04.  Successors and Assigns. . . . . . . . . . . . . . . . . . .  79
     SECTION 9.05.  Survival. . . . . . . . . . . . . . . . . . . . . . . . . .  82
     SECTION 9.06.  Counterparts; Integration; Effectiveness. . . . . . . . . .  83
     SECTION 9.07.  Severability. . . . . . . . . . . . . . . . . . . . . . . .  83
     SECTION 9.08.  Right of Setoff . . . . . . . . . . . . . . . . . . . . . .  83
     SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.  84
     SECTION 9.10.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . .  84
     SECTION 9.11.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . .  85
     SECTION 9.12.  Confidentiality . . . . . . . . . . . . . . . . . . . . . .  85
     SECTION 9.13.  Interest Rate Limitation. . . . . . . . . . . . . . . . . .  86
     SECTION 9.14.  Liability of Holders. . . . . . . . . . . . . . . . . . . .  86



  SCHEDULES:
  ----------

Schedule 2.01 - Commitments
Schedule 2.05(d) - Existing Letters of Credit
Schedule 3.05(f) - Earthquake or Seismic Area
Schedule 3.07 -  Disclosed Matters
Schedule 3.15 - Subsidiaries
Schedule 5.12(b) -  Property Without Environmental Assessments
Schedule 5.12.A -  Pool
Schedule 6.02 -  Existing Liens
Schedule 6.04 - Certain Investments
Schedule 6.08 - Existing Restrictions



  EXHIBITS:
  ---------


Exhibit A -  Form of Assignment and Assumption
Exhibit B - Form of Compliance Certificate
Exhibit C - Form of Guaranty
Exhibit D -  Note
Exhibit D-1 - Swingline Note
Exhibit E - Form of Borrowing Request/Interest Rate Election
Exhibit F - Form of Competitive Bid Request
Exhibit G  - Burnham Portfolio



--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                   dated as of


                                November 14, 2003


                                      among


                          WEINGARTEN REALTY INVESTORS,


                            The Lenders Party Hereto


                                       and


                              JPMORGAN CHASE BANK,
                             as Administrative Agent


                                       and


           BANK OF AMERICA, N.A., and COMMERZBANK AG, NEW YORK BRANCH
                              as Syndication Agents


                                       and


             PNC BANK, NATIONAL ASSOCIATION and WACHOVIA BANK, N.A.
                             as Documentation Agents


                                       and


                   BANK ONE, NA, KEYBANK NATIONAL ASSOCIATION,
              SOUTHTRUST BANK, SUMITOMO MITSUI BANKING CORPORATION,
                   SUNTRUST BANK, and THE BANK OF NOVA SCOTIA
                               As Managing Agents


--------------------------------------------------------------------------------



                          J.P. MORGAN SECURITIES INC.,
                               as Sole Bookrunner


         J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC,
                                 as Co-Arrangers


         AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") dated as of
              November 14, 2003, among WEINGARTEN REALTY INVESTORS,
         a Texas real estate investment trust, the LENDERS party hereto,
                  JPMORGAN CHASE BANK, as Administrative Agent,
           BANK OF AMERICA, N.A. and COMMERZBANK AG, NEW YORK BRANCH,
            as Syndication Agents, and PNC BANK, NATIONAL ASSOCIATION
                and WACHOVIA BANK, N.A. as Documentation Agents.


          WHEREAS, the Borrower, the Administrative Agent and certain of the Lenders entered into a Credit Agreement dated as of November 21, 2000 (as amended  to  the  date  hereof,  the  "Original  Credit  Agreement");  and
                                       ---------------------------

          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend and restate the Original Credit Agreement and the Administrative Agent and the Lenders have agreed to do so pursuant to the terms of this Agreement; and

          WHEREAS, the Borrower desires to obtain Loans and obtain Letters of Credit (as such terms are hereinafter defined) from the Lenders; and

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make Loans and provide for the issuance of Letters of Credit to the Borrower, as provided for herein;

          NOW, THEREFORE, in consideration of the promises and the covenants and agreements contained herein, the adequacy of which is hereby acknowledged, the parties hereto hereby agree that the aforementioned recitals are true and correct and hereby incorporated herein and that the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:



          "ABR",  when  used  in  reference  to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted  LIBO  Rate" means, with respect to any Eurodollar Borrowing
           --------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Adjusted  Net  Operating Income" shall mean, for any income producing
           -------------------------------
Real Property, the Net Operating Income less the Capital Expenditure Reserve for such property.

          "Administrative  Agent"  means JPMorgan Chase Bank, in its capacity as
           ---------------------
administrative  agent  for  the  Lenders  hereunder.

          "Administrative  Questionnaire"  means an Administrative Questionnaire
           -----------------------------
in  a  form  supplied  by  the  Administrative  Agent.

          "Affiliate"  means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate  Base  Rate"  means, for any day, a rate per annum equal to
           ---------------------
the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable  Percentage"  means,  with  respect  to  any  Lender,  the
           ----------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Exposure most recently in effect, giving effect to any assignments.

          "Applicable  Rate" means, for any day, with respect to any ABR Loan or
           ----------------
Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable  on  such  date  to  the  Index  Debt:
                         ABR     Eurodollar     Facility Fee
                         ---     ----------     ------------

               Index Debt Ratings:     Spread     Spread     Rate
               -------------------     ------     ------     ----
                                   Category 1
                                   ----------

                    A/A2 or better     0     0.50%     0.15%
                                   Category 2
                                   ----------

                         A-/A3     0     0.55%     0.15%
                                   Category 3
                                   ----------

                       BBB+Baa1     0     0.60%     0.15%
                                   Category 4
                                   ----------

                       BBB/Baa2     0     0.70%     0.20%
                                   Category 5
                                   ----------

                       BBB-/Baa3     0     0.90%     0.25%
                                     =     =====     =====
                                   Category 6
                                   ----------

               Worse than BBB-/Baa3     0.25%     1.20%     0.30%
               ====================     =====     =====     =====
          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section
                                                                         -------
5.01(e)  hereof  or  otherwise.  Each  change in the Applicable Rate shall apply
-------
during  the period commencing on the effective date of such change and ending on
---
the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Approved Fund" means any Person (other than a natural person) that is
           -------------
engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Assumption" means an assignment and assumption entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form
            ------------
of  Exhibit  A  or  any  other  form  approved  by  the  Administrative  Agent.
    ----------

          "Availability  Period"  means  the  period  from  and  including  the
           --------------------
Effective  Date  to  but  excluding  the  Maturity  Date.

          "Board"  means the Board of Governors of the Federal Reserve System of
           -----
the  United  States  of  America.

          "Borrower"  means  Weingarten  Realty  Investors,  a Texas real estate
           --------
investment  trust.

          "Borrowing"  means  (a)  Revolving  Loans  of  the  same  Type,  made,
           ---------
converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect, or (c) a Swingline Loan.

          "Borrowing  Request"  means  a request by the Borrower for a Revolving
           ------------------
Borrowing  in  accordance  with  Section  2.03  or  2.04.A.
                                 -------------      ------

          "Burnham  Portfolio"  means  the  Real  Property  listed  on Exhibit G
           ------------------                                          ---------
attached  hereto  and  hereby  made  a  part  hereof.

          "Business  Day"  means any day that is not a Saturday, Sunday or other
           -------------
day  on  which  commercial  banks  in  Houston,  Texas or New York, New York are authorized  or  required  by  law  to remain closed; provided that, when used in
                                                     --------
connection  with  a  Eurodollar Loan, the term "Business Day" shall also exclude
                                                ------------
any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditure Reserve" means, on an annual basis, an amount equal to
      ---------------------------
(a) for use in calculating the Fixed Charge Coverage Ratio and the Adjusted Net Operating Income, the product of (i) the aggregate number of gross square feet of improvements contained in each Real Property parcel owned by Borrower or any Subsidiary measured as of the last day of each of the immediately preceding four
(4) calendar quarters and averaged, multiplied by (ii) (x) $0.25 for Retail Property and (y) $0.15 for Industrial Property; and (b) for use in calculating Value, the product of (i) the aggregate number of gross square feet of improvements contained in the applicable Real Property owned by Borrower or any Subsidiary as of the last day of the immediately preceding calendar quarter, multiplied by (ii) $0.15. Capital Expenditure Reserve shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Capital Expenditure Reserve for the Borrower's Unconsolidated Affiliates.

          "Capital  Lease  Obligations"  of  any Person means the obligations of
           ---------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change  in  Control" means (a) the acquisition of ownership, directly
           -------------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 33% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

          "Change  in Law" means (a) the adoption of any law, rule or regulation
           --------------
after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any
                                                         ---------------
lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class",  when  used  in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

          "Code"  means  the Internal Revenue Code of 1986, as amended from time
           ----
to  time.

          "Commitment"  means,  with  respect  to each Lender, the commitment of
           ----------
such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount
                                               ------------
of  each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment
                                             -------------
and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $400,000,000.00.

          "Competitive  Bid"  means  an  offer by a Lender to make a Competitive
           ----------------
Loan  in  accordance  with  Section  2.04.
                            -------------

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the
           --------------------
Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive  Bid  Request"  means  a  request  by  the  Borrower  for
           -------------------------
Competitive  Bids  in  accordance  with  Section  2.04.
                                         -------------

          "Competitive  Loan"  means  a  Loan  made  pursuant  to  Section 2.04.
           -----------------                                       ------------

          "Compliance  Certificate" has the meaning set forth in Section 5.01(c)
           -----------------------                               ---------------
hereof  and  a  form  of  which  is  attached  hereto  as  Exhibit  B.
                                                           ----------

          "Control"  means  the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation. "Controlling" and "Controlled" have meanings
                                     -----------       ----------
correlative  thereto.

          "Credit  Party"  means  the  Borrower  and  each  Guarantor,  if  any.
           -------------

     "Debt  to  Total  Asset  Value  Ratio" shall mean the ratio (expressed as a
      ------------------------------------
percentage)  of  the  Borrower's  Indebtedness  to  Total  Asset  Value.

          "Default"  means  any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Development  Property"  means the property described in clause (c) of
           ---------------------                                   ----------
the  definition  of  Value.

          "Disclosed  Matters"  means the actions, suits and proceedings and the
           ------------------
environmental  matters  disclosed  in  Schedule  3.07.
                                       --------------

          "Dollars"  or  "$"  refers  to  lawful  money  of the United States of
           -------        -
America.

     "EBITDA"  means  an  amount  derived  from  (a) net income, plus (b) to the
      ------
extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus or minus (c) to the extent included in the determination of net income, any extraordinary losses or gains resulting from sales, write-downs, write-ups, write-offs or other valuation adjustments of assets or liabilities, in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of EBITDA for the Borrower's Unconsolidated Affiliates.

          "Effective  Date"  means the date on which the conditions specified in
           ---------------
Section  4.01  are  satisfied  (or  waived  in  accordance  with  Section 9.02).
 ------------                                                     ------------

      "Eligible  Ground  Lease" shall mean a lease of Real Property in which the
       -----------------------
Borrower  or  a  Subsidiary is ground lessee meeting the following requirements:
(a) a remaining term (including renewal options exercisable at lessee's sole option) of at least twenty-five (25) years, and (b) the Administrative Agent has determined that the ground lease is financeable in that it provides or allows (either in the ground lease or in a current valid estoppel letter executed by the landlord) for, without further consent from the landlord, (i) notice and right to cure to lessee's lender, (ii) a pledge and mortgage of the leasehold interest, and (iii) recognition of a foreclosure of the leasehold interest including no prohibition on entering into a new lease with the lender.

          "Encumbered  Pool  Property" means Real Property that satisfies all of
           --------------------------
the requirements of Qualified Real Property, except that (a) the property secures Indebtedness existing at the time of, and assumed by the Borrower or the Subsidiary owning the property upon, acquisition of the property, with a ratio of the unpaid balance of said Indebtedness to the Value of said property that is less than or equal to forty percent (40%) (such calculation to be made upon initial inclusion of the property in the Pool and on the last day of each calendar quarter thereafter for so long as the property is to be included in the
Pool), and (b) provisions in the documentation evidencing the Indebtedness secured by said property limit the creation of a Lien against the property or the property is subject to or affected by a limiting agreement described in
Section  6.08(a).  Provided,  however,  that properties in the Burnham Portfolio
    ------------
are  eligible  for  inclusion  as  Encumbered  Pool Property even if they do not satisfy  the  loan  to  value  ratio  test  set  forth  in  clause  (a)  above.
                                                            -----------

          "Environmental  Laws"  means  all applicable laws, rules, regulations,
           -------------------
codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Sec. 9601 et seq., the Hazardous Materials Transportation
                                 -- ---
Act,  49  U.S.C.  Sec.  1801  et  seq.,  the Federal Insecticide, Fungicide, and
                              --  ---
Rodenticide  Act,  7  U.S.C.  Sec.  136  et  seq., the Resource Conservation and
                                         --  ---
Recovery  Act  ("RCRA"),  42  U.S.C.  Sec.  6901  et  seq., the Toxic Substances
                 -----                            --  ---
Control Act, 15 U.S.C. Sec.  2601 et seq., the Clean Air Act, 42 U.S.C. Sec.7401
                                  -- ---
et  seq.,  the  Clean  Water Act, 33 U.S.C. Sec.  1251 et seq., the Occupational
--  ---                                                -- ---
Safety  and  Health  Act,  29  U.S.C. Sec.  651 et seq., (to the extent the same
--                                              -- ---
relates  to  any  Hazardous  Materials),  and  the Oil Pollution Act of 1990, 33
--
U.S.C.  Sec.  2701  et  seq, as such laws have been amended or supplemented, and
--
the  regulations promulgated pursuant thereto, and all analogous state and local
--
statutes.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b)  exposure  to any Hazardous Materials in violation of any Environmental Law,
(c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity  Percentage"  means  the  aggregate  ownership  percentage  of
           ------------------
Borrower and its Subsidiaries in each Unconsolidated Affiliate, which shall be calculated as follows: (a) for inclusion in Indebtedness, Borrower's nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate's organizational documents, and (b) for all other purposes, the greater of (i) Borrower's nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate's organizational documents, and (ii) Borrower's economic ownership interest in the Unconsolidated Affiliate, reflecting Borrower's share of income and expenses of the Unconsolidated Affiliate.

          "ERISA"  means the Employee Retirement Income Security Act of 1974, as
           -----
amended  from  time  to  time.

          "ERISA  Affiliate"  means  any  trade  or  business  (whether  or  not
           ----------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section  414  of  the  Code.

          "ERISA  Event" means (a) any "reportable event", as defined in Section
           ------------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar",  when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

          "Event  of  Default"  has the meaning assigned to such term in Article
           ------------------                                            -------
VII.
  -

          "Excluded  Taxes" means, with respect to the Administrative Agent, any
           ---------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts
                ---------------
payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the
                                                  ---------------
extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).
              ----------------

          "Extension  Request"  has  the  meaning  set  forth  in  Section 2.19.
           ------------------                                      ------------

          "Federal  Funds  Effective  Rate"  means,  for  any  day, the weighted
           -------------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial  Officer"  means the Vice President of Capital Markets, the
           ------------------
chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Fixed  Charge  Coverage  Ratio"  shall  mean  the  ratio  of  (a) the
           ------------------------------
Borrower's EBITDA for the immediately preceding four (4) calendar quarters less the Capital Expenditure Reserve for such period; to (b) all of the principal due and payable and principal paid on the Borrower's Indebtedness (excluding balloon payments of principal due at the stated maturity of such Indebtedness, full loan prepayments prior to the stated maturity thereof, and any partial loan prepayments made with casualty or condemnation proceeds), plus all of the Borrower's Interest Expense, plus the aggregate of all cash dividends payable on the Borrower's or any of its Subsidiaries' preferred stock, in each case for the period used to calculate EBITDA, all of the foregoing calculated without duplication.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a
           ----------
Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
           ---------------
Rate.

          "Foreign  Lender" means any Lender that is organized under the laws of
           ---------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Funds  From  Operations"  shall  mean  net  income  of  the  Borrower
           -----------------------
determined in accordance with GAAP, plus depreciation and amortization; provided, that there shall not be included in such calculation any gain or loss from debt restructuring and sales of property. Funds From Operations will be calculated for the four (4) calendar quarters immediately preceding the date of the calculation. Funds From Operations shall be calculated on a consolidated basis, and including (without duplication) the Equity Percentage of Funds From Operations for the Borrower's Unconsolidated Affiliates.

          "GAAP"  means  generally  accepted accounting principles in the United
           ----
States  of  America,  subject  to  the  provisions  of  Section  1.04.
                                                        -------------

          "Governmental  Authority" means the government of the United States of
           -----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee"  of  or  by  any  Person  (the  "guarantor")  means  any
           ---------                                   ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                      ----------------
indirectly,  and  including any obligation of the guarantor, direct or indirect,
(a)  to  purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
                             --------
endorsements for collection or deposit in the ordinary course of business, and shall not include guaranties or contingent liabilities under operating leases customarily undertaken or incurred by Borrower or any Subsidiary in the ordinary course of business as either landlord or tenant.

          "Guarantor"  means  Weingarten  Nostat,  Inc.,  a  Texas  corporation,
           ---------
Weingarten Realty Management Company, a Texas corporation, WRI/Post Oak, Inc., a Texas corporation, WRI/7080 Express Lane, Inc., a Texas corporation, Weingarten/Lufkin, Inc., a Texas corporation, WRI/Pembroke, Ltd., a Texas limited partnership, WRI/Louisiana Holdings, Inc., a Delaware corporation, WRI/TEXLA, LLC, a Louisiana limited liability company, Weingarten/Miller/Englewood Joint Venture, a Texas joint venture, and any other Person who from time to time has executed a Guaranty as required by the terms of this Agreement.

          "Guaranty"  means a guaranty in the form of Exhibit C attached hereto.
           --------                                   ---------

          "Hazardous  Materials"  means  all explosive or radioactive substances
           --------------------
or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging  Agreement"  means  any  interest  rate protection agreement,
           ------------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Historical  Value"  shall  mean  the  purchase  price  of  Real  Property
      -----------------
(including  improvements)  and ordinary related purchase transaction costs, plus
      ---
the cost of subsequent capital improvements (including construction costs for property under construction or development) made by the Borrower, less any provision for losses, all determined in accordance with GAAP. If the Real Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a reasonable allocation of the aggregate purchase price by the Borrower for all purposes, and consistent with GAAP.

          "Indebtedness"  of  any  Person  means,  without  duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations contingent or otherwise, of such Person with respect to any Hedging Agreements (calculated on a mark-to-market basis as of the reporting date), however, in the case of more than one Hedging Agreement with the same counterparty, the obligation shall be netted, and (l) payments received in consideration of sale of an ownership interest in Borrower when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Indebtedness for the Borrower's Unconsolidated Affiliates.

          "Indemnified  Taxes"  means  Taxes  other  than  Excluded  Taxes.
           ------------------

          "Index  Debt"  means  senior,  unsecured,  long-term  indebtedness for
           -----------
borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Industrial  Property"  means Real Property that is used primarily for
           --------------------
service center/light industrial/bulk warehouse (not heavy manufacturing) purposes.

          "Interest  Coverage  Ratio" shall mean the ratio of (a) the Borrower's
           -------------------------
EBITDA for the immediately preceding four (4) calendar quarters to (b) all of the Borrower's Interest Expense for the period used to calculate EBITDA.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or  continue  a  Revolving  Borrowing  in  accordance  with  Section  2.07.
                                                             -------------

     "Interest  Expense"  shall  mean  all  of  a  Person's  paid,  accrued  or
      -----------------
capitalized  interest  expense  on  such  Person's Indebtedness (whether direct,
      ----
indirect or contingent, and including, without limitation, interest on all convertible debt), and including (without duplication) the Equity Percentage of Interest Expense for the Borrower's Unconsolidated Affiliates.

          "Interest  Payment Date" means (a) with respect to any ABR Loan (other
           ----------------------
than a Swingline Loan) or Eurodollar Loan the first Business Day of each calendar quarter, (b) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest  Period" means (a) with respect to any Eurodollar Borrowing,
           ----------------
the period commencing on the date of such Borrowing and ending (i) on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, or (ii) seven or fourteen days thereafter for no more than three (3) Eurodollar Revolving Borrowings outstanding at one time, as the Borrower may elect, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than fourteen days or more than six months) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period
                                       --------
would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing  Bank"  means  JPMorgan  Chase  Bank,  in its capacity as the
           -------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange
              ---------------
for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "JPMC"  means  JPMorgan Chase Bank, a New York banking corporation, in
           ----
its  individual  capacity.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
a  Letter  of  Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders"  means  the  Persons  listed  on Schedule 2.01 and any other
           -------                                   -------------
Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter  of Credit" means any letter of credit issued pursuant to this
           -----------------
Agreement.

          "LIBO  Rate"  means,  with respect to any Eurodollar Borrowing for any
           ----------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien"  means,  with  respect  to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Notes, any Guaranty and all
           --------------
other instruments, agreements and written obligations executed and delivered by any of the Credit Parties in connection with the transactions contemplated hereby.

          "Loans"  means  the loans made by the Lenders to the Borrower pursuant
           -----
to  this  Agreement.

          "Margin"  means, with respect to any Competitive Loan bearing interest
           ------
at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Material  Adverse  Effect" means a material adverse effect on (a) the
           -------------------------
business, assets, operations, or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Credit Parties (as a whole) to perform their obligations under the Loan Documents or
(c) the rights of or benefits available to the Lenders under the Loan Documents.

          "Material  Indebtedness"  means  Indebtedness  (other  than the Loans,
           ----------------------
Letters of Credit and Non-recourse Debt), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the other Credit Parties in an aggregate principal amount exceeding $25,000,000.

          "Maturity  Date"  means November 14, 2006, as the same may be extended
           --------------
in  accordance  with  Section  2.19.
                      -------------

          "Maximum  Rate"  shall  have  the  meaning  set forth in Section 9.13.
           -------------                                           ------------

          "Minority  Subsidiary"  means  a  Subsidiary  whose  accounts would be
           --------------------
consolidated with those of its parent (as defined in the definition of Subsidiary) as provided in the definition of Subsidiary, but the parent (a) does not own the minimum amount set forth in clause (a) of the definition of Subsidiary, or (b) does not Control the Subsidiary as set forth in clause (b) of the definition of Subsidiary.

          "Moody's"  means  Moody's  Investors  Service,  Inc.
           -------

          "Mortgage  Notes"  means  mortgages  and notes receivable permitted by
           ---------------
Section  6.04(d).

          "Multiemployer  Plan" means a multiemployer plan as defined in Section
           -------------------
4001(a)(3)  of  ERISA.

     "Net  Operating Income" shall mean, for any income producing operating Real
      ---------------------
Property, the difference between (a) any rentals (other than those paid or payable other than in cash), proceeds and other income received from such property, including all pass-through reimburseables (to the extent the expense being reimbursed is included as an expense in clause (b) below) and percentage
                                                ----------
rent (but excluding security or other deposits, early lease termination or other penalties, or other income of a non-recurring nature) during the determination period, less (b) an amount equal to all costs and expenses (excluding interest
         ----
expense and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period; provided, however, that the amount for the expenses for the management of a property included in clause (b) above shall be set at three percent (3%) of the amount
              -----------
provided  in  clause  (a)  above.  Net Operating Income shall be calculated on a
              -----------
consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower's Unconsolidated Affiliates.

"Net  Worth"  means  Total  Asset  Value  less  Indebtedness  of  the  Borrower.
 ----------

          "Non-recourse  Debt"  means  any Indebtedness the payment of which the
           ------------------
Borrower or any of its Subsidiaries is not obligated to make other than to the extent of any security therefor and customary carve-outs, including, without limitation, fraud, criminal activity, misapplication of funds, ad valorem taxes, and environmental matters.

          "Note"  means a promissory note in the form attached hereto as Exhibit
           ----                                                          -------
D payable to a Lender evidencing certain of the obligations of the Borrower to such Lender and executed by Borrower, as the same may be amended, supplemented, modified or restated from time to time and shall include the Swingline Note; "Notes" means, collectively, all of such Notes outstanding at any given time.
   ---

          "Occupancy Level" means the occupancy level of a Real Property that is
           ---------------
leased to bona fide tenants not Affiliates of any Credit Party or the subject property manager (or any of their respective Affiliates) paying rent under written leases, based on the square feet of occupancy at the time of determination.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Participant"  has  the  meaning  set  forth  in  Section  9.04.
           -----------                                      -------------

          "PBGC"  means the Pension Benefit Guaranty Corporation referred to and
           ----
defined  in  ERISA  and  any  successor  entity  performing  similar  functions.

          "Permitted  Encumbrances"  means:
           -----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;
                                 -------------

          (b) carriers', warehousemen's, mechanics', materialmen's, workers', repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;
                                                 -------------

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts and similar obligations, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j)of Article VII;
                           -----------    ------------

          (f) easements, outstanding mineral and royalty interests, building setback lines, maintenance liens, use restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (g) uniform commercial code protective filings with respect to personal property leased to the Borrower or any Subsidiary; and

          (h)  landlords'  liens  for  rent  not  yet  due  and  payable;

provided  that  the  term  "Permitted  Encumbrances"  shall not include any Lien
--------
securing  Indebtedness  consisting  of  borrowed  money.
-----

          "Permitted  Investments"  means:
           ----------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from S&P or from Moody's of A2/P2 or better;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (e) investments in Subsidiaries and Unconsolidated Affiliates made in accordance with this Agreement;

          (f) investments in obligations of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, with the highest credit rating obtainable from S&P or from Moody's; and

          (g)  investments  in  other  real  estate  investment  trusts.

          "Person"  means  any  natural  person,  corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan"  means  any  employee  pension  benefit  plan  (other  than  a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pool"  has  the  meaning  set  forth  in  Section  5.12.
           ----                                      -------------

          "Pool  Permitted  Investments"  means  all  items  included  in  the
           ----------------------------
definition of Permitted Investments other than in clause (e) of that definition.

          "Pool  Value" means the sum of (without duplication) (a) the aggregate
           -----------
Value of all of Borrower's Real Property included in the Pool, plus (b) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits of the Borrower, in excess of $5,000,000.00, plus (c) investments in Mortgage Notes that are not then in default and Pool Permitted Investments, in each case not subject to a Lien (calculated on the book value of the investment in accordance with GAAP). Pool Value shall be calculated on a consolidated basis in accordance with GAAP.

          "Prime  Rate"  means the rate of interest per annum publicly announced
           -----------
from time to time by JPMC as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Qualified  Real Property" means Real Property that (a) is not subject
           ------------------------
to a Lien in any manner, other than Permitted Encumbrances, and (b) is not subject to or affected by any limiting agreement described in Section 6.08(a).
                                                                ---------------

          "Real  Property"  means,  collectively,  all  interest in any land and
           --------------
improvements located thereon (including Eligible Ground Leases and direct financing leases of land and improvements owned by a Person), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by any Person.

          "Register"  has  the  meaning  set  forth  in  Section  9.04.
           --------                                      -------------

          "Related  Parties"  means,  with respect to any specified Person, such
           ----------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release"  means  any  release,  spill,  emission,  leaking,  pumping,
           -------
pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

          "Remedial  Action" means all actions, including without limitation any
           ----------------
capital expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws.

          "Required Lenders" means, at any time, Lenders having Revolving Credit
           ----------------
Exposures and unused Commitments representing at least 66-2/3% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower. Notwithstanding the foregoing, (a) the use of proceeds of the issuance of capital stock to purchase or redeem capital stock, and (b) amounts paid by the Borrower to redeem the Borrower's 7.125% Series B cumulative redeemable preferred shares and Borrower's 7.0% Series C cumulative redeemable preferred shares in response to the holders' thereof requirement that the Borrower so redeem in accordance with the holders' rights, shall not be Restricted Payments.

          "Retail  Property"  means  Real  Property  that is used primarily as a
           ----------------
retail shopping center, which may include ancillary uses such as office, medical and restaurant uses.

          "Revolving  Credit  Exposure" means, with respect to any Lender at any
           ---------------------------
time,  the  sum  of  the outstanding principal amount of such Lender's Revolving
Loans  and  its  LC  Exposure  and  its  Swingline  Exposure  at  such  time.

          "Revolving  Loan"  means  a  Loan  made  pursuant  to  Section  2.03.
           ---------------                                       -------------

          "S&P"  means  Standard  &  Poor's  Rating  Group.
           ---

          "Secured  Debt"  means the Indebtedness of the Borrower and any of its
           -------------
subsidiaries secured by a Lien, and (without duplication) any Indebtedness (secured and unsecured) of any Subsidiary of the Borrower that is not a Guarantor.

          "Secured  Debt  to Total Asset Value Ratio" means the ratio (expressed
           -----------------------------------------
as  a  percentage)  of  Secured  Debt  to  Total  Asset  Value.

          "Stabilization  Date"  shall  mean,  with  respect  to a property, the
           -------------------
earlier of (a) twelve (12) months after substantial completion of new construction or development, and (b) the first date the Occupancy Level is at least ninety percent (90%).

          "Statutory  Reserve  Rate"  means a fraction (expressed as a decimal),
           ------------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Governmental Authority to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary"  means,  with respect to any Person (the "parent") at any
           ----------                                            ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date (but excluding ownership interests accounted for under the equity method of accounting and included in clause (a) of the definition of Unconsolidated Affiliates), as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Swingline  Exposure"  means,  at  any  time,  the aggregate principal
           -------------------
amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline  Lender"  means  JPMorgan  Chase  Bank,  in its capacity as
           -----------------
lender  of  Swingline  Loans  hereunder.

          "Swingline  Loan"  means  a  Loan  made  pursuant  to  Section 2.04.A.
           ---------------                                       --------------

          "Swingline  Note"  means a promissory note in the form attached hereto
           ---------------
as Exhibit D-1 payable to the Swingline Lender evidencing the obligations of the
   -----------
Borrower to the Swingline Lender and executed by the Borrower, as the same may be amended, supplemented, modified or restated from time to time.

          "Taxes"  means  any  and all present or future taxes, levies, imposts,
           -----
duties,  deductions,  charges  or  withholdings  imposed  by  any  Governmental
Authority.

     "Total  Asset  Value"  means  the  sum  of  (without  duplication)  (a) the
      -------------------
aggregate  Value  of  all of Borrower's Real Property (subject to the applicable
      --
maximum  investment  limitations  in  Section 6.04), plus (b) the amount of  any
                                      ------------
cash and cash equivalents, excluding tenant security and other restricted deposits of the Borrower, plus (c) investments in Unconsolidated Affiliates that are engaged primarily in the business of investment in and operation of Retail Property or Industrial Property, valued at an amount equal to the Value of each Unconsolidated Affiliate's Real Property multiplied by the Equity Percentage for that Unconsolidated Affiliate (subject to the maximum investment limitation contained in Section 6.04(c)), plus (d) investments in Mortgage Notes that are
               ---------------
not then in default (calculated on the book value of the investment in accordance with GAAP) (subject to the maximum investment limitations in Section
                                                                         -------
6.04(d)).  Total Asset Value for items (a) through (d) above shall be calculated
-------
on  a  consolidated  basis  in  accordance  with  GAAP.

          "Transactions"  means  the  execution, delivery and performance by the
           ------------
Credit Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type",  when  used  in  reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

     "Unconsolidated  Affiliate"  means,  without duplication, (a) in respect of
      -------------------------
any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, and (b) a Minority Subsidiary.

"Unencumbered  Interest  Coverage Ratio" means the ratio of (a) the Adjusted Net
 --------------------------------------
Operating Income for Qualified Real Property in the Pool for the immediately preceding four (4) calendar quarters, to (b) the Borrower's Interest Expense on all of the Borrower's Indebtedness other than Secured Debt for the period used to calculate Adjusted Net Operating Income.

"Unseasoned  Property" means Real Property that is completed but has not reached
 --------------------
the  Stabilization  Date.

     "Value"  means  the  sum  of  the  following:
      -----

(a) for Real Property that has reached the Stabilization Date and that Borrower or Subsidiary of Borrower has owned for all of the immediately preceding twelve
(12) calendar months, the result of dividing (i) the aggregate Net Operating Income of the subject property based on the immediately preceding six (6) calendar months and multiplied by two (2), less the Capital Expenditure Reserve for such property, by (ii) nine percent (9.00%); plus

(b) for Real Property that is completed but has not reached the Stabilization Date or that has not been owned by Borrower or a Subsidiary of Borrower for all of the immediately preceding twelve (12) calendar months, the Historical Value of the subject property; plus

(c) for Real Property that is under construction or development, the Historical Value of the subject property; plus

(d) for Real Property that is undeveloped land, the Historical Value of the subject property calculated in accordance with GAAP.

          "Withdrawal  Liability"  means  liability to a Multiemployer Plan as a
           ---------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding mascu-line, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Without limiting the generality of the foregoing, Administrative Agent and Lenders recognize that the Borrower changed its method of accounting from the pro rata method of accounting to the full consolidation method of accounting for financial accounting purposes, in accordance with GAAP. Notwithstanding such change, the Borrower shall continue to calculate compliance with the financial covenants in this Agreement based on GAAP prior to the change, and shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered under this Agreement that show the differences between the financial statements delivered (which reflect such changes) and the basis for calculating financial covenant compliance (without reflecting such changes).

                                   ARTICLE II

                                   The Credits

     SECTION  2.01.  Commitments.

     Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Pursuant to Chapter 346 ("Chapter 346") of the Texas Credit Code, Borrower, Administrative Agent and Lenders expressly agree that Chapter 346 shall not apply to the Notes or to any Loan evidenced by the Notes and that neither the Notes nor any such Loan shall be governed by or subject to the provisions of Chapter 346 in any manner whatsoever.

     SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b)     Subject  to  Section  2.13,  (i)  each Revolving Borrowing shall be
                          -------------
comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise
                                                      --------
of such option shall not affect the obligation of the Borrower to repay such Loan in accord-ance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is
--------
equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section
                                                                         -------
2.05(e).  Each  Competitive Borrowing shall be in an aggregate amount that is an
  -----
integral multiple of $1,000,000 and not less than $10,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more
                               --------
than a total of eight Eurodollar Borrowings (both Revolving and Competitive) outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Houston, Texas time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Houston, Texas time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit E attached hereto and hereby made a part hereof and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

     (i)     the  aggregate  amount  of  the  requested  Borrowing;

(ii)     the  date  of  such  Borrowing,  which  shall  be  a  Business  Day;

(iii)     whether  such  Borrowing  is  to  be  an ABR Borrowing or a Eurodollar
Borrowing;

(iv) in the case of a Eurodollar Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

(v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
                                                                   ------------

If no election as to the Type of Revolving Borrowing is specified in the Borrowing Request, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04. Competitive Bid Procedure. (a) Wherever and for so long as the Borrower's Index Debt rating is in Category 5 (as referenced in the definition of Applicable Rate) or better, and subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans up to an aggregate principal amount outstanding at any one time equal to 50% of the aggregate Commitments; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston, Texas time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., Houston, Texas time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn by the Borrower or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in the form of Exhibit F attached hereto and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

     (i)     the  aggregate  amount  of  the  requested  Borrowing;

(ii)     the  date  of  such  Borrowing,  which  shall  be  a  Business  Day;

(iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

(v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
                                                                   ------------

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

     (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competi-tive Bid by a Lender must be in a form approved by the Administrative Agent and must be re-ceived by the Administrative Agent by telecopy, in the case of a Eurodollar Competi-tive Borrow-ing, not later than 10:00 a.m., Houston, Texas time, three Business Days before the proposed date of such Compet-itive Borrowing, and in the case of a Fixed Rate Borrow-ing, not later than 10:00 a.m., Houston, Texas time, on the proposed date of such Competi-tive Borrow-ing. Competi-tive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practi-cable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competi-tive Bor-row-ing re-quested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competi-tive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

     (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

     (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., Houston, Texas time, three Business Days before the date of the proposed Competitive Borrow-ing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., Houston, Texas time, on the proposed date of the Competi-tive Bor-rowing; provided that (i) the failure of the Borrower to
                                --------
give  such  notice  shall  be deemed to be a rejec-tion of each Competitive Bid,
(ii) the Borrower shall not accept a Competitive Bid made at a particu-lar Compet-itive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggre-gate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing speci-fied in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Compet-itive Loan unless such Competi-tive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further
                                                                ----------------
that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

     (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

     (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the
Administrative  Agent  pursuant  to  paragraph  (b)  of  this  Section.
                                     --------------

          SECTION  2.04.A.  Swingline  Loans.  (a)  Subject  to  the  terms  and
                            ----------------
conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., Houston, Texas time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Each such telephonic Borrowing Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. The Administrative Agent will promptly advise the Swingline Lender of any such Borrowing Request received from the Borrower. The Administrative Agent will promptly notify each Lender of the funding of a Swingline Loan, and the amount.

     (c) The Swingline Lender shall, by written notice given to the Administrative Agent not later than 10:00 a.m., Houston, Texas time, on the third (3rd) Business Day after the Swingline Loan has been funded require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section  2.06  with respect to Loans made by such Lender (and Section 2.06 shall
     --------                                                 ------------
apply,  mutatis  mutandis,  to  the payment obligations of the Lenders), and the
        -------  --------
Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

     SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account (or for the account of any Subsidiary, and in such event the Borrower shall be obligated under this Agreement and under such Letter of Credit as if the Borrower were the named account party and such Letter of Credit shall create LC Exposure), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b)     Notice  of  Issuance,  Amendment,  Renewal,  Extension;  Certain
             ----------------------------------------------------------------
Conditions.  To  request  the  issuance of a Letter of Credit (or the amendment,
        ---
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $60,000,000, (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments, (iii) no more than fifteen (15) Letters of Credit shall be outstanding, and (iv) the face amount of the subject Letter of Credit shall not be less than $50,000. Promptly upon the issuance, increase or extension of a Letter of Credit, the Administrative Agent shall advise each Lender of the details thereof.

     (c)     Expiration Date.  Each Letter of Credit shall expire not later than
             ----------------
the earlier of (i) three (3) years after the date of issuance of the Letter of Credit (the "Maximum Outside Date") and (ii) the close of business on the date
               --------------------
that is thirty (30) days prior to the Maturity Date (including the extension period provided in Section 2.19 so long as the Borrower remains qualified to
                      -------------
exercise the extension); provided, however, that Letters of Credit with an aggregate LC Exposure not exceeding $30,000,000.00 at any time may expire up to the earlier of November 14, 2008 and the Maximum Outside Date. At least ten
(10)  days  prior  to the Maturity Date (as same be extended pursuant to Section
                                                                         -------
2.19),  any  Letter  of  Credit that will expire after the Maturity Date must be
  --
secured  by  cash  collateral  as  provided  in  Section  2.05(j).
  -                                              ----------------

     (d)     Participations.  By  the  issuance  of  a  Letter  of Credit (or an
             ---------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of
Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Letters of credit referred to on Schedule 2.05(d) have previously been issued by JPMC under a
                  -----------------
previous loan agreement by and between JPMC and other banks, as lenders, and Borrower. Without the necessity for any reissuance, such letters of credit shall be deemed issued under this Agreement as "Letters of Credit" by JPMC as of the Effective Date hereof, and, with respect to such letters of credit, JPMC shall have all the rights and obligations of the Issuing Bank under this Agreement.

     (e)     Reimbursement.  If  the Issuing Bank shall make any LC Disbursement
             --------------
in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the Business Day that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that
                                                                   --------
the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04.A. that such payment be financed
                           ------------    -------
with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall promptly notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the
payment  then  due  from the Borrower, in the same manner as provided in Section
                                                                         -------
2.06  with  respect  to Loans made by such Lender (and Section 2.06 shall apply,
  --                                                   ------------
mutatis  mutandis,  to  the  payment  obligations  of  the  Lenders),  and  the
  -----  --------
Administrative  Agent  shall  promptly  pay  to  the Issuing Bank the amounts so
  ----- --
received  by  it  from  the  Lenders.  Promptly  following  receipt  by  the
  ---
Administrative  Agent  of  any  payment  from  the  Borrower  pursuant  to  this
  ---
paragraph, the Administrative Agent shall distribute such payment to the Issuing
  ---
Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f)     Obligations  Absolute.  The  Borrower's  obligation to reimburse LC
             ---------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
                --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g)     Disbursement  Procedures.  The  Issuing  Bank  shall,  promptly
             -------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                            --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h)     Interim  Interest.  If  the  Issuing  Bank  shall  make  any  LC
             ------------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due
    ----
pursuant  to  paragraph  (e)  of this Section, then Section 2.12(e) shall apply.
              --------------                        ---------------
Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i)     Replacement  of the Issuing Bank.  The Issuing Bank may be replaced
             ---------------------------------
at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. If the credit rating of the Issuing Bank has been downgraded so that the Issuing Bank no longer satisfies the requirements of the beneficiary of a Letter of Credit, then the Borrower has the right to replace the Issuing Bank as the issuer of that Letter of Credit with a successor Issuing Bank (with the consent of the successor Issuing Bank) which must be a Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section
                                                                         -------
2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j)     Cash  Collateralization.  If  (i)  any Event of Default shall occur
             ------------------------
and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph, or (ii) any Letter of Credit will expire after the Maturity Date as allowed by Section 2.05(c), then at least ten (10) days before the Maturity
                ---------------
Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid  interest  thereon;  provided  that  the  obligation to deposit such cash
                            --------
collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. Such deposit shall be held by the
-----------      ---      ------------
Administrative  Agent  as  collateral  for  the  payment  and performance of the
----------
obligations  of  the  Borrower  under  this Agreement.  The Administrative Agent
------
shall  have  exclusive  dominion  and  control, including the exclusive right of
----
withdrawal, over such account.  Other than any interest earned on the investment
----
of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or because the Letter of Credit will expire after the Maturity Date, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived, or after the Maturity Date has been extended, respectively.

     SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.A. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the corresponding Loan made to the Borrower. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were
                                               ------------
requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest
Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of a Borrowing Request (with proper election made for an interest rate election only) and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
                                                   -------------

     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of seven days' duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Revolving Borrowing with an Interest Period of seven days' duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION  2.08.  Termination,  Reduction  and  Increase  of  Commitments.

     (a) Unless previously terminated by the Administrative Agent in accordance with this Agreement, the Commitments shall terminate on the Maturity Date.

     (b) The Borrower may only reduce the Commitments without the prior written consent of the Administrative Agent and all of the Lenders in the following circumstances: the Borrower may from time to time prior to November 14, 2006 reduce the Commitments, provided that each reduction in the Commitments shall be in an amount that is an integral multiple of $5,000,000 and the total Commitments may not be reduced to less than $200,000,000. The Borrower shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the total Revolving
                                    ------------
Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments as reduced.

(c)     The  Borrower  shall  notify the Administrative Agent of any election to reduce  the  Commitments  under  Section 2.08(b) at least five (5) Business Days
                                 ---------------
prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any reduction of the Commitments shall be permanent. Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) So long as the Borrower is not then in Default and so long as the Borrower has not reduced the Commitment pursuant to Section 2.08(b), the
                                                            ---------------
Borrower may on two (2) occasions prior to November 14, 2005, request that the aggregate Commitments be increased, so long as the aggregate Commitments do not exceed Six Hundred Million Dollars ($600,000,000.00) (the "Maximum Commitment").
                                                           ------------------
If the Borrower requests that the aggregate Commitments be increased, the Administrative Agent shall use commercially reasonable efforts to obtain increased or additional commitments up to the Maximum Commitment, and to do so the Administrative Agent may, after first offering the Lenders the opportunity to participate in the increased Commitments, obtain additional lenders of its choice (and approved by Borrower, such approval not to be unreasonably withheld or delayed), and without the necessity of approval from any of the Lenders. The Borrower and each Guarantor shall execute an amendment to this Agreement, additional Notes and other documents as the Administrative Agent may reasonably require to evidence the increase of the Commitments, and the admission of additional Persons as Lenders, if necessary.

     SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan, and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the date that is two (2) Business Days after such Swingline Loan is made. The Loans shall be evidenced by the Notes. The Revolving Loans shall be evidenced by Revolving Notes executed by the Borrower, one to each Lender for such Lender's Commitment. The Swingline Loans shall be evidenced by the Swingline Note. The Competitive Loans shall be evidenced by Competitive Notes executed by the Borrower to each Lender, with each such Competitive Note being in the original principal sum of $200,000,000.00, which is the maximum principal amount of Competitive Loans that can be outstanding at any one time in the aggregate under this Agreement. Borrower's liability to each Lender under its Competitive Note shall not exceed the principal amount advanced by such Lender as a Competitive Loan.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. All payments received on the Notes shall be applied first to pay the Swingline Loans.

     (d)     The  entries  made in the accounts maintained pursuant to paragraph
                                                                       ---------
(b)  or  (c)  of this Section shall be prima facie evidence of the existence and
 --      ---                           ----- -----
amounts  of  the  obligations recorded therein; provided that the failure of any
 -                                              --------
Lender  or  the  Administrative  Agent  to  maintain  such accounts or any error
 -
therein  shall  not in any manner affect the obligation of the Borrower to repay
 -
the  Loans  in  accordance  with  the  terms  of  this  Agreement.

     SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay, without penalty, any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section, and subject to Section 2.15, if applicable; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

     (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 1:00 p.m., Houston, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., Houston, Texas time, one Business Day before the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Houston, Texas time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.
                                                                   ------------
Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest  to  the  extent  required  by  Section  2.12.
                                         -------------

     (c) In connection with the prepayment of any Loan prior to the expiration of the Interest Period applicable thereto, the Borrower shall also pay any applicable expenses pursuant to Section 2.15.
                                              -------------

     (d) Amounts to be applied to the prepayment of Loans pursuant to any of the preceding subsections of this Section shall be applied, first, to reduce outstanding ABR Loans and next, to the extent of any remaining balance, to reduce outstanding Eurodollar Loans. Each such prepayment shall be applied to prepay ratably the Loans of the Lender.

     SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, in the amount of 0.125% of the face amount of each Letter of Credit, as well as the Issuing Bank's standard administrative fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be
                                            --------
payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Fronting fees shall be payable in full in advance on the date of the issuance, or renewal or extension of each Letter of Credit, and are not refundable. JPMC shall not charge a fronting fee for Letters of Credit issued under this Agreement to replace or extend the letters of credit listed on
Schedule  2.05(d).  Any  other fees payable to the Issuing Bank pursuant to this
      -----------
paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing
Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     (e) In the event that the Maturity Date is extended in accordance with the terms of Section 2.19, the Borrower agrees to pay to the Administrative
                -------------
Agent for the account of each Lender an extension fee equal to 0.15% of the aggregate Revolving Credit Exposure on the first effective day of the extension.

     SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the lesser of (x) the Alternate Base Rate plus the Applicable Rate, or (y) the Maximum Rate.

     (b)     The  Loans comprising each Eurodollar Borrowing shall bear interest
(i) in the case of a Eurodollar Revolving Loan, at the lesser of (x) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (y) the Maximum Rate, or (ii) in the case of a Eurodollar Competitive Loan, at the lesser of (x) the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan, or (y) the Maximum Rate.

     (c) Each Fixed Rate Loan shall bear interest at the lesser of (i) the Fixed Rate applicable to such Loan or (ii) the Maximum Rate.

     (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (x) 2% plus the rate otherwise applicable to such Loan as provided in paragraphs (a), (b) and (c) of this Section, or (y) the Maximum Rate, or (ii) in
            -    -       -
the case of any other amount, the lesser of (x) 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, or (y) the Maximum Rate.
                         -------------

     (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to
                                  --------
paragraph  (d)  of this Section shall be payable on demand, (ii) in the event of
 -------------
any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such
Loan) that (i) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period and (ii) such fact is generally applicable to its loans of this type to similar borrowers, as evidenced by a certification from such Lenders;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving
Borrowing,  such  Borrowing  shall  be  made  as  an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice
              --------
do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

     SECTION  2.14.  Increased  Costs.  (a)  If  any  Change  in  Law  shall:

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition (other than one relating to Excluded Taxes) affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or main-taining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receiv-able by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of
                                                         -------------    ---
this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that
                                                                   --------
the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 60 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving
                              -------- -------
rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof.

     (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it
                                                                ------------
shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
                                                                         -------
2.14  with  respect  to the Indemnified Taxes or Other Taxes giving rise to such
  --
refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower and without interest on such sums
(plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b)), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certifi-cate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Houston, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 712 Main Street, Houston, Texas, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. If the Administrative Agent receives a payment for the account of a Lender prior to 12:00 noon, Houston, Texas time, such payment must be delivered to the Lender on the same day and if it is not so delivered due to the fault of the Administrative Agent, the Administrative Agent shall pay to the Lender entitled to the payment interest thereon for each day after payment should have been received by the Lender pursuant hereto until the Lender receives payment, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c)     If  any  Lender  shall,  by  exercising  any  right  of  set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any
                                                        --------
such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative
Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04.A, 2.05(d) or (e), 2.06(b) or 2.17(d), then the
                  ---------------   -------    ---  -------    -------
Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION  2.18.  Mitigation  Obligations;  Replacement  of  Lenders.

(a) Each Lender and the Issuing Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.14 and 2.16 as promptly as practicable after
                         -------------     ----
it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice. If any Lender or the Issuing Bank requests compensation under Section
                                                                         -------
2.14,  or  if  the Borrower is required to pay any additional amount to any such
 ---
Person  or  any Governmental Authority for the account of any Lender pursuant to
 -
Section  2.16, then such Lender or the Issuing bank shall use reasonable efforts
 ------------
to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loans and Letters of Credit hereunder or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the
                                                    --------------------
case may be, in the future and (ii) would not subject such Lender or the Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Issuing Bank. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender or the Issuing Bank in connection with any such designation or assignment.

     (b)     If  any  Lender requests compensation under Section 2.14, or if the
                                                         ------------
Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16,
                                                                   ------------
or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse  (in  accordance  with  and  subject  to  the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to
      ------
an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                                  --------
shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required
                                               ------------
to  be made pursuant to Section 2.16, such assignment will result in a reduction
                        ------------
in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION  2.19.  Extension.

     (a) Subject to the provisions of this Section, the Borrower may extend the Maturity Date of the Revolving Loans one (1) time for one (1) year by giving written request therefor (the "Extension Request") to the Administrative Agent
                                 -----------------
of the Borrower's desire to extend such term, at least ninety (90) days prior to the Maturity Date.

(b) If the Maturity Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as expressly provided for herein. The extension of the Maturity Date is subject to the satisfaction of each of the following additional conditions:

     (i) The representations and warranties of each Credit Party set forth in this Agreement or any other Loan Document to which such Credit Party is a signatory shall be true and correct in all material respects on the date that the Extension Request is given to the Administrative Agent and on the first day of the extension (except to the extent such representations and warranties relate to a specified date);

(ii) no Default or Event of Default has occurred and is continuing on the date on which the Borrower gives the Administrative Agent the Extension Request or on the first day of the extension;

(iii) the Borrower shall be in compliance with all of the financial covenants set forth in Article VI hereof both on the date on which the Extension
                       ----------
Request is given to the Administrative Agent and on the first day of the extension;

(iv) the Borrower shall have paid to the Administrative Agent all amounts then due and payable to any of the Lenders, the Issuing Bank and the
Administrative Agent under the Loan Documents, including the extension fee described in Section 2.11(e) hereof;
               ----------------

(v) the Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including, reasonable attorneys' fees and disbursements, incurred by the Administrative Agent in connection with or arising out of the extension of the Maturity Date;

(vi) no change in the business, assets, management, operations or financial condition of any Credit Party shall have occurred since the most recent funding of any Loan, which change, in the judgment of the Administrative Agent, will have or is reasonably likely to have a Material Adverse Effect;

(vii) the Borrower shall execute and deliver to Administrative Agent such other documents, financial statements, instruments, certificates, opinions of counsel, reports, or amendments to the Loan Documents as the Administrative Agent shall reasonably request regarding the Credit Parties as shall be necessary to effect such extension; and

(viii) a written agreement evidencing the extension is signed by the Administrative Agent, the Lenders, the Credit Parties and any other Person to be charged with compliance therewith, which agreement such parties agree to execute if the extension conditions set forth above have been satisfied.

                                   ARTICLE III

                         Representations and Warranties

     The Borrower represents and warrants to the Lenders, the Administrative Agent and the Issuing Bank that:

     SECTION 3.01. Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every juris-diction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the trust, corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower's Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower's Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower's Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any of the Borrower's Subsidiaries.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders financial statements (i) as of and for the fiscal year ended December 31, 2002, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003, certified by its chief financial officer. Such financial state-ments present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii)  above.

     (b) Since September 30, 2003, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     SECTION 3.05. Properties. (a) Subject to Liens permitted by Section 6.02, each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the Borrower's business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) All components of all improvements included within the Real Property owned or leased, as lessee, by any Credit Party, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property owned or leased by any Credit Party are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and no Credit Party has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect. No improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property owned or leased by the Borrower or its Subsidiaries, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

     (d) All franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate could not be reasonably expected to have a Material Adverse Effect. No Credit Party is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.

     (e) None of the Credit Parties has received any notice or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased Real Property or of any sale or other disposition of any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

     (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any Real Property owned or leased by Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion  of  any  Real  Property  owned  or  leased  by  Borrower  or any of its
Subsidiaries is located in a special flood hazard area as designated by any federal Government Authorities or any area identified by the insurance industry or other experts acceptable to the Administrative Agent as an area that is a high probable earthquake or seismic area, except as set forth on Schedule
                                                                        --------
3.05(f).
      -

     SECTION 3.06. Intellectual Property. To the knowledge of each Credit Party, such Credit Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party with respect to the operation of any Real Property, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or any of the Borrower's Subsidiaries (i) as to which there is a reasonable possi-bility of an adverse determination and that, if adversely deter-mined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect :

(i) to the knowledge of the Credit Parties, all Real Property leased or owned by Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material, except to the extent such contamination could not reasonably be expected to cause a Material Adverse Effect;

(ii) to the knowledge of the Credit Parties, the operations of Borrower and its Subsidiaries, and the operations at the Real Property leased or owned by Borrower or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent such noncompliance could not reasonably be expected to cause a Material Adverse Effect;

(iii) neither the Borrower nor any of its Subsidiaries have known liabilities with respect to Hazardous Materials and, to the knowledge of each Credit Party, no facts or circumstances exist which could reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities could not reasonably be expected to have a Material Adverse Effect;

(iv) neither the Real Property currently leased or owned by Borrower nor any of its Subsidiaries, nor, to the knowledge of any Credit Party, (x) any predecessor of any Credit Party, nor (y) any of Credit Parties' Real Property owned or leased in the past, nor (z) any owner of Real Property leased or operated by Borrower or any of its Subsidiaries, are subject to any outstanding written order or contract, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which a Credit Party has been given notice respecting (A) Environmental Laws, (B) Remedial Action, or (C) the Release or threatened Release of any Hazardous Material, in each case, except to the extent such written order, contract or investigation could not reasonably be expected to have a Material Adverse Effect;

(v) none of the Credit Parties are subject to any pending legal proceeding alleging the violation of any Environmental Law nor, to the knowledge of each Credit Party, are any such proceedings threatened, in either case, except to the extent any such proceedings could not reasonably be expected to have a Material Adverse Effect;

(vi) neither the Borrower nor any of its Subsidiaries nor, to the knowledge of each Credit Party, any predecessor of any Credit Party, nor to the knowledge of each Credit Party, any owner of Real Property leased by Borrower or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in each case, except to the extent such Release of Hazardous Material could not reasonably be expected to have a Material Adverse Effect;

(vii) none of the operations of the Borrower or any of its Subsidiaries or, to the knowledge of each Credit Party, of any owner of premises currently leased by Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws, except to the extent the same could not readily be expected to have a Material Adverse Effect; and

(viii) to the knowledge of the Credit Parties, there is not now, nor has there been in the past (except, in all cases, to the extent the existence thereof could not reasonably be expected to have a Material Adverse Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries, or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.08. Compliance with Laws and Agreements. Each of the Credit Parties is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.09. Investment and Holding Company Status. Neither any of the Credit Parties nor any of the Borrower's Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regula-tion under, the Public Utility Holding Company Act of 1935.

SECTION 3.10. Taxes. Each Credit Party and each of the Borrower's Subsidiaries that Borrower Controls has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.12. Disclosure. The Borrower has disclosed or made available to the Lenders all agreements, instruments and corporate or other restrictions to which it, any other Credit Party, or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Confidential Information Memorandum dated October, 2003 prepared by the Administrative Agent in conjunction with the Borrower, nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.13. Insurance. Borrower has provided to Administrative Agent an insurance schedule which accurately sets forth, in all material respects, as of the Effective Date all insurance policies and programs currently in effect with respect to the assets and business of Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof and (v) the expiration date thereof. Such insurance policies and programs (or such other similar policies as are permitted pursuant to Section 5.06) are currently in full force and effect, and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective assets of the Borrower and its Subsidiaries.

SECTION 3.14. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan or Letter of Credit will be used to purchase or carry any margin stock.

SECTION 3.15. Subsidiaries. As of the Effective Date, the Borrower has only the Subsidiaries listed on Schedule 3.15 attached hereto. Each of the Borrower's Subsidiaries that is a corporation other than Weingarten Investments Inc. is a "qualified REIT subsidiary" under Section 856 of the Code.

                                   ARTICLE IV

                                   Conditions

     SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) The Administrative Agent (or its counsel) shall have received from each Credit Party either (i) a counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document other than the Notes) that such party has signed a counterpart of the Loan Documents, together with copies of all Loan Documents.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective
Date) of Winstead Sechrest & Minick, P.C., counsel for the Borrower, covering such matters relating to the Credit Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a Compliance Certificate, dated the date of this Agreement (but calculated as of, and for the period ending, September 30, 2003) and signed by a Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

     SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of each Credit Party set forth in this Agreement or in any other Loan Document shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) With respect to (i) any requested Borrowings, the Borrower shall have complied with Section 2.03 or Section 2.04, as applicable, and (ii) the request
               ------------    ------------
for the issuance, amendment, renewal or extension of any Letters of Credit, the Borrower shall have complied with Section 2.05(b).
                                       ----------------

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.

                                    ARTICLE V

                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

     (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Finan-cial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consis-tently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (the "Compliance Certificate") in the form of Exhibit B attached hereto;
        ----------------                       ----------

(d) promptly after the same become publicly available for Forms 10-K and 10-Q described below, and upon written request for items other than Forms 10-K and 10-Q described below, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission (including registration statements and reports on Form 10-K, 10-Q and 8-K (or their equivalents)), or any Govern-mental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its share-holders generally, as the case may be;

(e) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

(f)     concurrently  with any delivery of financial statements under clause (a)
                                                                      ----------
above (or earlier if prepared and completed earlier by the Borrower) a current capital plan of the Borrower and its Subsidiaries (based on the Borrower's good faith estimates and projections) for the next four (4) calendar quarters including projected sources and uses of funds (including dividend and debt payments); and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidi-ary of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.02. Financial Tests. The Borrower shall have and maintain, on a consolidated basis in accordance with GAAP:

     (a) a Secured Debt to Total Asset Value Ratio no greater than thirty percent (30%) at all times;

     (b)  an Interest Coverage Ratio of not less than 2.25:1.00 at all times;

     (c)  a Fixed Charge Coverage Ratio of not less than 1.75:1.00 at all times;

     (d) a Net Worth of at least One Billion Six Hundred Million Dollars ($1,600,000,000), plus fifty percent (50%) of the net proceeds (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of any Credit Party) received by the Borrower at any time from the issuance of capital stock of the Borrower after the date of this Agreement, at all times;

     (e) an Unencumbered Interest Coverage Ratio of not less than 2.25:1.00 at all times; and

     (f) a Debt to Total Asset Value Ratio no greater than fifty-five percent (55%) at all times.


     SECTION 5.03. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same:

     (a)     the  occurrence  of  any  Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries that it Controls to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section
6.03. The Borrower will maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange.

     SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries that it Controls to, pay its obliga-tions, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropri-ate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.06. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries that it Controls to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are set forth in the schedule provided pursuant to Section 3.13, or as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     SECTION  5.07.  Books  and  Records;  Inspection  Rights.

     (a) The Borrower will, and will cause each of its Subsidiaries that it Controls to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

     (b) The Borrower will, and will cause each of its Subsidiaries that it Controls to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.08. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries that it Controls to, comply with all laws, rules, regulations and orders of any Governmental Authority (a) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) required to maintain, and will at all times qualify as and maintain, its status as a real estate investment trust under Section 856(c)(1) of the Code.

     SECTION 5.09. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes including acquisition, development and enhancement of Real Property. No part of the proceeds of any Loan will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

     SECTION 5.10. Fiscal Year. Borrower shall maintain as its fiscal year the twelve (12)-month period ending on December 31 of each year.

     SECTION  5.11.  Environmental  Matters.

     (a) Borrower shall comply and shall cause each of its Subsidiaries that it Controls and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

     (b) If the Administrative Agent or the Required Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law related to any Real Property owned or leased by Borrower or any of its Subsidiaries that it Controls, or Real Property adjacent to such Real Property, which could reasonably be expected to have a Material Adverse Effect , then Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or the Required Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and the Required Lenders that any Credit Party or Real Property owned or leased by them is in material compliance with all applicable Environmental Laws.

     (c) Borrower shall, and shall cause each of its Subsidiaries that it Controls to, take such Remedial Action or other action as required by Environmental Law or any Governmental Authority

     SECTION 5.12. Property Pool. A. The Borrower will at all times own a pool (the "Pool") of assets consisting of: (1) in fee simple title, through an Eligible Ground Lease, or (subject to Subsection C below) in a Subsidiary of Borrower, either Qualified Real Property or Encumbered Pool Property; and (2) cash and cash equivalents (excluding tenant security and other restricted deposits of the Borrower), Mortgage Notes, and Pool Permitted Investments, in each case owned absolutely that are not subject to a Lien in any manner, other than Permitted Encumbrances; with an aggregate Pool Value equal to at least one hundred sixty percent (160%) of the sum of the Borrower's Indebtedness other than Secured Debt outstanding from time to time and the Indebtedness secured by the Encumbered Pool Property outstanding from time to time. The Qualified Real Property and the Encumbered Pool Property in the Pool must have the following characteristics:

     (a) be completed income producing Retail Property or Industrial Property with parking consistent with market conditions that will accommodate full occupancy of the building;

     (b) (i) except for the property listed on Schedule 5.12(b) attached hereto,
                                               ----------------
the Borrower must have received Phase I environmental reports from third party independent consultants for each property in, or to be added to, the Pool that do not disclose any adverse material environmental conditions, and (ii) the Borrower must be able to make the representations and warranties in Section 3.05
                                                                    ------------
as  to  each  property  in,  or  to  be  added  to,  the  Pool;

     (c) the Occupancy Level in the aggregate must be at least eighty-five percent (85%) as of the date of determination of the Pool Value.

As  of  the  Effective  Date  the  real property assets included in the Pool are listed  on  Schedule  5.12.A  attached  hereto.
            ----------------

If requested by the Administrative Agent, the Borrower will provide to the Administrative Agent written assessments from third party independent environmental consultants for all Real Property in the Pool acquired after the date of this Agreement. If the Administrative Agent determines that there are material environmental conditions existing on or risks to such properties, the properties will be excluded from the Pool.

     B.     Notwithstanding the foregoing, at all times (a) the maximum value of
            -----------------------------
the Pool that consists of Eligible Ground Leases is ten percent (10%) of the Pool Value, (b) the maximum value of the Pool that consists of Encumbered Pool Property is twenty percent (20%) of the Pool Value, (c) the maximum value of the Pool that consists of Development Property and Unseasoned Property in the aggregate is fifteen percent (15%) of the Pool Value, (d) the maximum value of the Pool that consists of Pool Permitted Investments and Mortgage Notes in the aggregate is ten percent (10%) of the Pool Value, and (e) the maximum value of the Pool that consists of Encumbered Pool Property, Development Property, Unseasoned Property, Poo1 Permitted Investments and Mortgage Notes in the aggregate is forty percent (40%) of the Pool Value.

     C. Real Property to be included in the Pool may be owned (or ground leased) by a Subsidiary of the Borrower if:

          (a) it is owned by either (i) a wholly owned Subsidiary of the Borrower, or (ii) if not a wholly owned Subsidiary then (1) the value of the Real Property owned by such Subsidiary ("Partial Subsidiary Real Property") to be used in the calculation of the Pool Value shall be as provided in the definition of Value multiplied by the Equity Percentage of the Subsidiary owned by the Borrower, (2) the maximum value of the Pool that consists of Partial Subsidiary Real Property cannot be greater than ten percent (10%) of the Pool Value, and (3) the Borrower must own at least 50% of the indicia of ownership of such Subsidiary and have the power to control all major decisions of such Subsidiary (which power to control may consist of the ability to exercise a buy-sell right in the event of a disagreement among owners of such Subsidiary regarding the sale or financing of the said Partial Subsidiary Real Property); and

          (b) the Subsidiary owning the Real Property either (i) executes a Guaranty and delivers to the Administrative Agent such Subsidiary's organizational documents and current certificates of existence and good standing for the state in which it is organized, or (ii) if such Subsidiary is contractually prohibited, or prohibited by applicable law, from executing the Guaranty required by clause (i), has no Indebtedness other than Non-recourse
                        -----------
Debt  and  current accounts payable incurred in the ordinary course of business.

     D. If the Borrower requests inclusion of assets in the Pool that do not meet the requirements of this Section, then such assets may only be included in the Pool upon the prior written approval of the Required Lenders; provided, however that the requirements of Section 5.12.C(b) may not be waived without the
                                 -----------------
prior  written  approval  of  all  of  the  Lenders.

     SECTION 5.13. Guaranties. In addition to any Guaranty required to be executed pursuant to Section 5.12, each wholly owned Subsidiary of Borrower now or hereafter in existence that (a) is not a special purpose entity, or formed solely to own an interest in a special purpose entity, formed to own a single asset or group of assets in a bankruptcy remote manner, and (b) owns material unencumbered assets (as determined by the Administrative Agent), must execute and deliver to the Administrative Agent a Guaranty (within forty-five (45) days after the calendar quarter when the Subsidiary was formed or otherwise acquired for Subsidiaries formed or otherwise acquired after the Effective Date). Each Guaranty executed pursuant to Section 5.12 must remain in full force and effect so long as the related Real Property is included in the calculation of the Pool Value.

SECTION 5.14. Further Assurances.At any time upon the request of the Administrative Agent, Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.

                                   ARTICLE VI

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Secured Debt, not including (a) Non-recourse Debt and (b) liabilities customarily excepted from nonrecourse mortgage financing, including, without limitation, fraud, criminal activity, misapplication of funds, ad valorem taxes and environmental matters, exceeding $125,000,000 at any time outstanding.

SECTION 6.02. Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a)     Permitted  Encumbrances;

(b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i)
                                                -------------  --------
such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations (whether present or future) set forth in the governing loan documents, as of the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

(c)     any  Lien  securing  Indebtedness  permitted  under  Section  6.01.
                                                             --------------

     SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries when taken as a whole, or all or substantially all of the stock of its Subsidiaries when taken as a whole (in each case, whether now owned or here-after acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into, or consolidate with, the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person not a Credit Party may merge into, or consolidate with, any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary not a Credit Party may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary not a Credit Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders,
(v) any Subsidiary which is a Credit Party may merge into (or consolidate with) or liquidate or dissolve into, any other Subsidiary which is a Credit Party, and
(vi) any Subsidiary which is a Credit Party may sell, transfer, lease or otherwise dispose of its assets to Borrower or to any other Subsidiary which is a Credit Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 6.04. Investments, Loans, Advances and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, not including receivables, deposits or prepaid items, except:

     (a)     Permitted  Investments;

     (b) investments in the capital stock of new or existing Subsidiaries and intercompany loans between or among the Borrower and/or its Subsidiaries;

     (c) investments in Unconsolidated Affiliates (valued at an amount equal to the Value of each Unconsolidated Affiliate's Real Property multiplied by the Equity Percentage for that Unconsolidated Affiliate), and in other real estate investment trusts (at market value) so long as the aggregate amount of such investments described in this clause (c) does not exceed ten percent (10%) of
                                 ----------
the Total Asset Value after giving effect to such investments; provided, however
                                                               --------  -------
that  the  investments  listed  on  Schedule  6.04  attached hereto shall not be
                                    --------------
included for the purposes of the ten percent limitation or the thirty-five percent (35%) limitation set out at the end of this Section 6.04;
                                                              -------------

     (d) loans, advances, and extensions of credit to Persons secured by valid and enforceable first priority liens on real estate so long as (i) the aggregate amount of such investments does not exceed ten percent (10%) of Total Asset Value, and (ii) the aggregate amount of such investments in Persons in which the Borrower or its Subsidiaries do not have an ownership interest does not exceed five percent (5%) of Total Asset Value, in each case after giving effect to such investments;

(e) undeveloped land, so long as the aggregate Historical Value of such land does not exceed ten percent (10%) of Total Asset Value, after giving effect to such investments;

(f)     Retail  Property;

(g) Real Property that is being constructed or developed to be Retail Property or Industrial Property, but is not yet completed (including such assets that such Person has contracted to purchase for development with no option to terminate the purchase agreement), so long as the aggregate Historical Value thereof does not exceed fifteen percent (15%) of the Total Asset Value after giving effect to such investments;

(h) Real Property not constituting Retail Property or undeveloped land so long as the aggregate amount of such investments does not exceed twenty-five percent (25%) of Total Asset Value after giving effect to such investments;

     (i) capital stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary, so long as the aggregate market value thereof does not exceed five percent (5%) of Total Asset Value after giving effect to such investments; and

(j)     mergers,  consolidations  and other transactions permitted under Section
                                                                         -------
6.03,  so  long  as  same  do  not  cause the Borrower to be in violation of any
 ---
provision  of  this  Section  6.04.
 ---

In  addition  to the foregoing, the aggregate value of the investments described
------------------------------
in clauses (c), (d), (e), (g) and (i) above shall not exceed thirty-five percent
-  ---------------------  ---     ---
(35%) of Total Asset Value after giving effect to such investments. The loans and investments described above may be purchased or acquired, directly or indirectly, through partnerships, joint ventures, or otherwise. The calculations in this Section will be made without duplication if a loan or investment is within more than one category described in this Section.

     SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except (a) Restricted Payments which, when added to all Restricted Payments made during the three immediately preceding calendar quarters, do not exceed ninety-five percent (95%) of the sum of Funds From Operations plus capital gains recognized during such calendar quarter and the immediately preceding three calendar quarters, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock and other ownership interests, and (c) the Borrower may make Restricted Payments required to comply with Section 5.08(b).

SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section  6.06.

SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any Guarantor to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (including the organizational documents of such Person) that prohibits or restricts (a) the ability of the Borrower or any Guarantor to create, incur or permit to exist any Lien upon, or sell, transfer or otherwise convey all or any part of, any of its property or assets, or (b) the ability of any Guarantor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof, which are to the best of Borrower's knowledge, identified on
Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale or other disposition of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, and
(vi) clause (a) of the foregoing shall not apply to customary provisions in joint venture and partnership agreements, or other organizational documents, with Persons other than Borrower or its Affiliates restricting Liens on property owned thereby or on venture or partnership interests.

                                   ARTICLE VII

                                Events of Default

     If  any  of  the  following  events  ("Events  of  Default")  shall  occur:
                                            -------------------

     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepay-ment thereof or otherwise;

     (b) any Credit Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this
                                                              ----------
Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of over three Business Days;

     (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article V or VI other than Sections 5.05,
                                       ---------------            -------------
5.06,  5.07(a), 5.08,  and  5.11;
 ----  -------  ----        ----

     (e) any Credit Party shall fail to observe or perform any covenant, condition or agree-ment contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure
                      ----------------    ---
shall continue unremedied for a period of over 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

     (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness
           --------           ----------
that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any other Subsidiary, other than a Minority
Subsidiary, of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any other Subsidiary, other than a Minority Subsidiary, of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) any Credit Party or any other Subsidiary, other than a Minority Subsidiary, of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar offi-cial for such Person or for a substan-tial part of its assets, (iv) file an answer admit-ting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the fore-going;

     (i) any Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (j) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Credit Party, any other Subsidiary, other than a Minority Subsidiary, of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;

    (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $10,000,000 for all periods; or

     (l)     a  Change  in  Control  shall  occur;

then,  and  in  every such event (other than an event described in clause (g) or
                                                                   ----------
(h)  of this Article), and at any time thereafter during the continuance of such
---
event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take some or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then out-standing to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any other rights or remedies provided under this Agreement (including Section 2.05(j)) or
                                                             ---------------
any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (g) or (h) of this Article,
                                              ----------    ---
the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without present-ment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affili-ates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the
              -------------
Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request  of  the  Required  Lenders  (or  such other number or percentage of the
Lenders  as  shall  be  necessary under the circumstances as provided in Section
                                                                         -------
9.02)  or in the absence of its own gross negligence or willful misconduct.  The
   -
Administrative Agent shall be deemed not to have knowledge of any Default (other than the non-payment of principal of or interest on Loans) unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items
          ----------
expressly  required  to  be  delivered  to  the  Administrative  Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts reasonably selected.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. The Required Lenders (without consideration of Administrative Agent's ownership interest in the Loans) may remove Administrative Agent immediately at any time it is determined that Administrative Agent has committed gross negligence or willful misconduct in the exercise of its duties hereunder. Upon any such resignation or removal, the Required Lenders shall have the right, with the approval of Borrower (provided no Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the
                                   ------------
benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and informa-tion as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

     SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to the Borrower, to it at 2600 Citadel Plaza Drive, P. O. Box 924111, Houston, Texas 77292, Attention: Steve Richter (Telecopy No. 713/868-6981); with a copy to Weingarten Realty Investors, 2600 Citadel Plaza Drive, P. O. Box 924111, Houston, Texas 77292, Attention: Linda Kubena (Telecopy No. 713/868-6981); with a copy to Winstead, Sechrest & Minick, P.C., 910 Travis Street, Suite 2400, Houston, Texas 77002, Attention: Melvin A. Dow (Telecopy No. 713/650-2400);

(b) if to the Administrative Agent, to JPMorgan Chase Bank, 712 Main Street, Houston, Texas 77002, Attention: Manager, Real Estate Group (Telephone No. 713/216-8699 (Kent Kaiser) and Telecopy No. (713) 216-6190, with a copy to JPMorgan Chase Bank, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention:
Agency Services (Shaw Chandrasekaran) (Telephone No. 713/750-7926 and Telecopy No. 713/750-2666);

(c) if to the Issuing Bank, to it at JPMorgan Chase Bank, 712 Main Street, Houston, Texas 77002, Attention: Manager, Real Estate Group (Telephone No. 713/216-8699 (Kent Kaiser) and Telecopy No. 713/216-6190; and

(d) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages of this Agreement, or as provided to Borrower in writing by the Administrative Agent or the Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the
                                             --------
Administrative  Agent  under  Article  II shall not be effective until received.
                              -----------

     SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agree-ment or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effec-tive only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                                --------
such agreement shall (i) increase the aggregate Commitments without the written consent of each Lender, except pursuant to Section 2.08, (ii) reduce the
                                                  -------------
principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone or extend the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone or extend the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing
        ---------------    ---
of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) except for a release by the Administrative Agent of a Guarantor whose Guaranty is no longer required pursuant to Section 5.12 or 5.13,
                                                           ------------    ----
release any Credit Party from its obligations under the Loan Documents, without the written consent of each Lender, or (vii) increase the maximum percentage in
Section  5.02(f)  above fifty-five percent (55%), without the written consent of
----------------
each  Lender;  provided  further  that  no such agreement shall amend, modify or
-              -----------------
otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

     SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provi-sions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, however, that unless requested by the Borrower, the Borrower shall not be required to pay the expenses associated with assignments or participations from Lenders after the Effective Date in accordance with Section 9.04, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                         ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such
                                                              --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee. THE FOREGOING INDEMNITY INDEMNIFIES EACH INDEMNITEE FROM ITS OWN NEGLIGENCE.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees
              -------------    ---
to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss,
                 --------
claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable not later than ten days after written demand therefor.

     SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (ii) a Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b)     (i)  Subject to the conditions set forth in paragraph (b)(ii)
                                                         -----------------
below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

          (A)  the  Borrower,  provided that no consent of the Borrower shall be
                               --------
required  for  an  assignment to a Lender, an Affiliate of a Lender, an Approved
Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

          (B)  the  Administrative  Agent,  provided  that  no  consent  of  the
                                            --------
Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided
                                                                        --------
that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

          (B)  each  partial  assignment  shall  be  made  as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not apply to rights and
                  --------
obligations  in  respect  of  outstanding  Competitive  Loans;

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified
   ---------------
in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obliga-tions under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by
            --------------------------     ----
a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by
      -------------
such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
--------------

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Houston, Texas a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of
                                                                -------------
this  Section  and  any written consent to such assignment required by paragraph
                                                                       ---------
(b)  of  this Section, the Administrative Agent shall accept such Assignment and
  -
Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all
                                                            -----------
or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain
      --
unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided
                                                                        --------
that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.
                                  ---------------
Subject  to  paragraph  (c)(ii)  of  this Section, the Borrower agrees that each
             ------------------
Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to
                                                 -------------  ----     ----
the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted
                         -------------
by  law, each Participant also shall be entitled to the benefits of Section 9.08
                                                                    ------------
as  though  it  were a Lender, provided such Participant agrees to be subject to
Section  2.17(c)  as  though  it  were  a  Lender.
  --------------

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been
                -------------    ----
entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless
                                                             ------------
the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
                                                                         -------
2.16(e)  as  though  it  were  a  Lender.
    ---

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instru-ments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstand-ing and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.




SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of Texas.



     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the district courts of Harris County, Texas and of the United States District Court of the Southern District of Texas (Houston Division), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its proper-ties in the courts of any jurisdiction.



     (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or here-after have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.



     (d)     Each  party  to  this  Agreement irrevocably consents to service of process  in  the  manner  provided for notices in Section 9.01.  Nothing in this
                                                  ------------
Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE-MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and it obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from any Credit Party relating to the Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law (the "Maximum Rate"), the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not payable as result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. If, for any reason whatsoever, the Charges paid or received on the Loans produces a rate which exceeds the Maximum Rate, the Lenders shall credit against the principal of the Loans (or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loans to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of the Loans for the use, forbearance or detention of the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto. On each day, if any, that Texas law establishes the Maximum Rate, the Maximum Rate shall be the "weekly ceiling" (as defined in Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended) for that day. The Administrative Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to the Borrower, if and to the extent permitted by the Texas Finance Code. Without notice to the Borrower or any other person or entity, the Maximum Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

     SECTION 9.14. Liability of Holders. With respect to the incurrence of certain liabilities hereunder and the making of certain agreements by the Borrower as herein stated, such incurrence of liabilities and such agreements shall be binding upon the Borrower only as a trust formed under the Texas Real Estate Investment Trust Act pursuant to that certain Restated Declaration of Trust dated March 23, 1988 (as amended from time to time), and only upon the assets of such Borrower. No Trust Manager or officer or holder of any beneficial interest in the Borrower shall have any personal liability for the payment of any indebtedness or other liabilities incurred by the Borrower hereunder or for the performance of any agreements made by the Borrower hereunder, nor for any other act, omission or obligation incurred by the Borrower or the Trust Managers except, in the case of a Trust Manager, any liability arising from his own willful misfeasance or malfeasance or gross negligence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.





                                      WEINGARTEN  REALTY  INVESTORS



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------







                                      JPMORGAN  CHASE  BANK,  individually
                                      and  as  Administrative  Agent,



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      BANK  OF  AMERICA,  N.A.





                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------






                                      Address:

                                      901  Main  Street  ,  64th  Floor
                                      Dallas,  Texas  75202
                                      Attention:  Ms.  Renee  Sampson
                                      Telephone  No.:  (214)  209-9144
                                      Telecopy  No.:  (214)  209-0085

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      COMMERZBANK  AG,  NEW  YORK  AND
                                      GRAND  CAYMAN  BRANCHES



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------




                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:

                                      2  World  Financial  Center
                                      New  York,  New  York  10281-1050
                                      Attention:David Schwarz/Bill Knickerbocker
                                      Telephone  No.:  (212)  266-7632/7583
                                      Telecopy  No.:  (212)  266-7565

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      BANK  ONE,  NA



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:

                                      1  Bank  One  Plaza
                                      Mail  Code  IL1-0315
                                      Chicago,  Illinois  60670
                                      Attention:  Mark  C.  Kramer
                                      Telephone  No.:  (312)  325-3121
                                      Telecopy  No.:  (312)  325-3122

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      COMPASS  BANK



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:

                                      24  Greenway  Plaza,  Suite  1400
                                      Houston,  Texas  77046
                                      Attention:  Jeff  Deutsch
                                      Telephone  No.:  (713)  968-8284
                                      Telecopy  No.:  (713)  968-8211

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      PNC  BANK,  NATIONAL  ASSOCIATION



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:

                                      One  PNC  Plaza
                                      Mail  Stop:  P1-POPP-19-2
                                      Pittsburgh,  Pennsylvania  15222
                                      Attention:  Wayne  Robertson
                                      Telephone  No.:  (412)  762-8452
                                      Telecopy  No.:  (412)  762-6500

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



SOUTHTRUST  BANK



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:

                                      600  West  Peachtree  Street,  26th  Floor
                                      B-024-PT-0037
                                      Atlanta,  Georgia   30308
                                      Attention:  Renald  Ferrovecchio
                                      Telephone  No.:  (404)  532-5260
                                      Telecopy  No.:  (404)  532-5280

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      SUMITOMO MITSUI BANKING
                                      CORPORATION



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:

                                      277  Park  Avenue,  6th  Floor
                                      New  York,  New  York  10172
                                      Attention:  Charles  Sullivan
                                      Telephone  No.:  (212)  224-4178
                                      Telecopy  No.:  (212)  224-4887

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      WELLS  FARGO  BANK,  NATIONAL
                                      ASSOCIATION



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:

                                      1000  Louisiana  Street,  4th  Floor
                                      Houston,  Texas  77002
                                      Attention:  Allyn  Riley
                                      Telephone  No.:  (713)  319-1427
                                      Telecopy  No.:  (713)  739-1077

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      WACHOVIA  BANK,  N.A.



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:

                                      301  South  College  Street,  NC-0172
                                      Charlotte,  North  Carolina  28288-0172
                                      Attention:  Cathy  Casey


                                      Telephone  No.:
                                                     -----------------------
                                      Telecopy  No.:
                                                    -----------------------

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      SUNTRUST  BANK



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:

                                      8245  Boone  Boulevard,  Suite  820
                                      Vienna,  Virginia  22182
                                      Attention:  Nancy  Richards

                                      Telephone  No.:    703/902-9039
                                                     -----------------------
                                      Telecopy  No.:     703/902-9245
                                                    -----------------------

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      SCOTIABANC,  INC.



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:
                                      600 Peachtree Street, N.E., Suite 2700
                                      Atlanta,  Georgia  30308
                                      Attention:  Bill  Zarrett


                                      Telephone  No.:    404/877-1504
                                                     -----------------------
                                      Telecopy  No.:     404/888-8998
                                                    -----------------------

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      THE  BANK  OF  NOVA  SCOTIA,  Acting
                                      through  its  San  Francisco  Agency



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:
                                      500  California  Street,  Suite  2100
                                      San  Francisco,  California  94105
                                      Attention:  Hamid  Hussain


                                      Telephone  No.:   (415)  616-4116
                                                     -----------------------
                                      Telecopy  No.:    (415)  397-0791
                                                    -----------------------

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      BRANCH  BANKING  AND  TRUST  COMPANY



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:
                                      200  West  2nd  Street,  16th  Floor
                                      Winston-Salem,  NC  27101
                                      Attention:  Christopher  E.  Verwoerdt


                                      Telephone  No.:     336/733-2720
                                                     ----------------------
                                      Telecopy  No.:      336/733-2740
                                                    -----------------------

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      KEYBANK  NATIONAL  ASSOCIATION




                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------





                                      Address:
                                      127 Public Square Mail Code OH-01-27-0844
                                      Cleveland,  Ohio  44114
                                      Attention: Kevin Murray/Timothy O'Connor


                                      Telephone  No.:   216-689-4660/4056
                                                     ----------------------
                                      Telecopy  No.:    216-689-4997
                                                    -----------------------

Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors



                                      THE  NORTHERN  TRUST  COMPANY



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



                                      Address:
                                      50  South  LaSalle  Street
                                      Chicago,  Illinois  60675
                                      Attention:  Kurt  H.  Prusener


                                      Telephone  No.:  312-630-8944
                                                     ----------------------
                                      Telecopy  No.:  312-444-7028
                                                    -----------------------

                                  SCHEDULE 2.01


LENDER                                     REVOLVING LOAN COMMITMENT
                                                 (Percentage)



JPMorgan Chase Bank                              $35,000,000
                                                (8.750000000%)



Bank of America, N.A.                            $35,000,000
                                                (8.750000000%)



Commerzbank AG, New York                         $35,000,000
and Grand Cayman Branches                       (8.750000000%)



Bank One, NA                                     $25,000,000
                                                (6.250000000%)



PNC Bank, National Association                   $35,000,000
                                                (8.750000000%)



Compass Bank                                     $22,500,000
                                                (5.625000000%)



SouthTrust Bank                                  $25,000,000
                                                (6.250000000%)



Wells Fargo Bank, National Association           $22,500,000
                                                (5.625000000%)



Sumitomo Mitsui Banking Corporation              $25,000,000
                                                (6.250000000%)



Wachovia Bank, N.A.                              $35,000,000
                                                (8.750000000%)



SunTrust Bank                                    $25,000,000
                                                (6.250000000%)



ScotiaBanc, Inc.                                 $10,000,000
                                                (2.500000000%)



The Bank of Nova Scotia                          $15,000,000
                                                (3.750000000%)

Branch Banking and Trust Company                 $15,000,000
                                                (3.750000000%)



KeyBank National Association                     $25,000,000
                                                (6.250000000%)



The Northern Trust Company                       $15,000,000
                                                (3.750000000%)

                                SCHEDULE 2.05(D)



                                LETTERS OF CREDIT
                                -----------------


---------------------------------------------------------------- ---
LETTER OF CREDIT NUMBER                LETTER OF CREDIT AMOUNT
--------------------------------------------------------------------
     I-451606                                $2,184,911.00
--------------------------------------------------------------------
     I-454505                                $3,863,934.25
--------------------------------------------------------------------
     I-454507                                $2,058,695.89
--------------------------------------------------------------------
     I-461289                                $6,821,882.19
--------------------------------------------------------------------

                                SCHEDULE 3.05(F)





SCHEDULE 3.05(F)



Location  Property Name                        City       State     Zip
     250  Buena Vista Marketplace         Duarte          CA     91010-2454
     251  Centerwood Plaza                BellFlower      CA     90706-4319
     252  Menifee Town Center             Menifee         CA     92584-8068
     253  Ralph's Center                  Redondo Beach   CA     90278-3923
     254  San Marcos Plaza                San Marcos      CA     92069-3907
     255  Westminster Center              Westminster     CA     92683-3450
     256  Marketplace                     Castro Valley   CA     94552-4833
     257  Arcade Square                   Sacramento      CA     95821-3609
     258  Creekside Shopping Center       Vacaville       CA     95687-6300
     259  Discovery Plaza                 Sacramento      CA     95833-1945
     260  Gateway Plaza                   Fremont         CA     94538-1612
     261  Hallmark Town Center            Madera          CA     93637-8710
     262  Prospector's Plaza              Placerville     CA     95667-5238
     263  Shasta Crossroads               Redding         CA     96003-4087
     264  Silver Creek Plaza              San Jose        CA     95121-1561
     265  Southampton Shopping Center     Benicia         CA     94510-1970
     266  Stony Point Plaza (Santa Rosa)  Santa Rosa      CA     95407-6802
     267  Summer Hills Plaza              Citrus Heights  CA     95621-1044
     268  Sunset Center                   Suisun City     CA     94585-2047
     286  Chino Hills                     Chino Hills     CA          33024
     326  Rancho San Marcos               San Marcos      CA          92069


The above is a list of known properties in potential earthquake or seismic areas. Borrower carries insurance coverage for these properties in amounts sufficient to cover it for potential losses.

                                  SCHEDULE 3.07
                                DISCLOSED MATTERS

Below is a list of major outstanding lawsuits, none of which Borrower believes will have a Material Adverse Effect:

Location 0446 (Houston). Ferri Menaya incident February 15, 2003. This case involves a contract laborer working for Pacesetter Personnel Services at C & D Warehouse, Inc. Plaintiff alleges that while trying to couple two trains he slipped and his leg got caught in the coupler. Plaintiff alleges unsafe conditions in the rail yard as well as defective brakes on the train. Borrower is a co-defendant with C and D Warehouse, Stewart and Stevenson Services and Greenbriar Holdings Ltd. All parties are being sued for $5,000,000.00. Borrower has adequate insurance for this type of exposure. Borrower is aggressively defending and expects success in court.







SCHEDULE 3.15
LIST OF SUBSIDIARIES

Jacinto City, Ltd.                            1
Main/O.S.T., Ltd.                             2
Markham West Shopping Center, LP              3
Nanocorp, Inc.                                4
Rosenberg, Ltd.                               5
Sheldon Center, Ltd.                          6
Weingarten/Bridges at Smokey Hills            7
Weingarten Investments, Inc.                  8
Weingarten/Miller Elizabeth Joint Venture     9
Weingarten/Miller Englewood Joint Venture    10
Weingarten/Miller/Feist Joint Venture        11
Weingarten/Miller/Thorncreek Joint Venture   12
WRI Interests, Inc.                          13
WRI/Lone Star, Inc.                          14
WRI/Pavilion, Inc.                           15
WRI/Rockwall, Inc.                           16
Weingarten Nostat, Inc.                      17
Weingarten Realty Management Company         18
WRI/Post Oak, Inc.                           19
WRI/7080 Express Lane, Inc.                  20
Weingarten Lufkin, Inc.                      21
WRI/Pembroke, Ltd.                           22
Weingarten GS, Inc.                          23
Weingarten GS Delaware, Inc.                 24
Weingarten Golden State, Inc.                25
WRI/Pitman Corners, Inc.                     26
Chino Hills Holdings, LLC                    27
WRI/Chino Hills, LLC                         28
Falls Pointe Holdings, LLC                   29
WRI/Falls Pointe, LLC                        30
Rancho San Marcos Holdings, LLC              31
WRI/Rancho San Marcos, LLC                   32
Hollywood Hills Holdings, LLC                33
WRI/Hollywood Hills, LLC                     34
WRI/Tamiami Trail, LLC                       35
WRI University Palms, LLC                    36
WRI/Louisiana Holdings, Inc.                 37
WRI/TexLa, LLC                               38
Weingarten Aurora, Inc.                      39
Weingarten Lowry, Inc.                       40
Weingarten Thorncreek, Inc.                  41
Weingarten Bridges at Smokey Hills II LLC    42
WRI Siempre Viva 345, LLC                    43
Siempre Viva 7 and 8 Holdings, LLC           44
WRI Siempre Viva 7 and 8, LLC                45
WRI Fiesta Trails, LP                        46
WRI Sandy Plains, LLC                        47
WRI Overton Holdings, LLC                    48
WRI Overton Plaza, LP                        49
WRI Laguna Isles, LLC                        50
WRI GS Partnership, LP                       51
WRI/Raleigh LP                               52
WRI/High House LLC                           53
High House Holdings LLC                      54
WRI/Atlanta Park, LP                         55
WRI/Atlanta Park - 3658, LP                  56
WEINGARTEN-MONVIS LLC                        57
WRI Golden State, LLC                        58
Weingarten/Miller/Feist II Joint Venture     59
Weingarten/Miller/Aurora Joint Venture       60
Weingarten Miller Aurora II LLC              61
Weingarten Miller Lowry II LLC               62
Weingarten Miller Thorncreek II LLC          63
Weingarten Bridges at Smokey Hills III, LLC  64
WRI/Miller Westminster I LLC                 65
WRI/Miller Westminster II LLC                66
Weingarten/Miller Westminster Joint Venture  67
Weingarten/Miller/Lowry Joint Venture        68
Northwest Hollister Venture                  69
Phelan Boulevard Venture                     70
Weingarten-Murphy, Ltd.                      71
WRI/Crosby Venture                           72
WRI/Dickinson Venture                        73




                                SCHEDULE 5.12 (B)
                POOL PROPERTIES WITHOUT ENVIRONMENTAL ASSESSMENT

---------------------------------------------------------  --
LOC. #    DESCRIPTION                     CITY             ST
--------  ------------------------------  ---------------  --
0004-700  Village Shopping Center         Port Arthur      TX
0008-001  Heights Plaza Shopping Center   Houston          TX
0011-001  Sheldon Forest Shopping Center  Channelview      TX
0012-001  Westwood Village Shopping Ctr.  Lafayette        LA
0014-001  Fiesta Market Place             Houston          TX
0016-001  Harrisburg Plaza                Houston          TX
0017-001  Stella Link Shopping Center     Houston          TX
0023-001  Lyons Avenue Shopping Center    Houston          TX
0024-001  Gillham Circle                  Port Arthur      TX
0029-269  Market Street Shopping Center   Jacinto City     TX
0030-001  Southgate Shopping Center       Beaumont         TX
0032-001  Texas City Plaza                Texas City       TX
0033-001  Miracle Corners Shopping Ctr.   Pasadena         TX
0035-001  Southgate Shopping Center       Lake Charles     LA
0040-001  Westwood Shopping Center        Shreveport       LA
0041-001  New Boston Rd. Shopping Center  Texarkana        TX
0043-001  Bellaire Blvd Shopping Center   Bellaire         TX
0044-001  Southgate Shopping Center       Shreveport       LA
0050-001  Westbury Triangle               Houston          TX
0055-001  Lawndale Shopping Center        Houston          TX
0056-001  Southgate Shopping Center       Houston          TX
0057-001  Eastpark Shopping Center        Houston          TX
0059-120  Broadway Plaza Shopping Ctr.    Little Rock      AR
0062-001  Spring Plaza Shopping Center    Houston          TX
0064-001  Edgebrook Shopping Center       Houston          TX
0065-001  Westchase Mall                  Houston          TX
0069-001  Calder Shopping Center          Beaumont         TX
0070-001  Westhill Village Shopping Ctr.  Houston          TX
0071-001  Park Plaza Shopping Center      Lake Charles     LA
0073-001  Food King Place                 Galveston        TX
0081-001  Northbrook Shopping Center      Houston          TX
0082-120  Geyer Springs Shopping Center   Little Rock      AR
0083-001  Crossroads Shopping Center      Vidor            TX
0085-001  Mainland Mall                   Texas City       TX
0086-276  Plaza Shopping Ctr. Rosenberg   Rosenberg        TX
0087-001  Park Terrace Shopping Center    DeRidder         LA
0088-001  Cullen Plaza Shopping Center    Houston          TX
0099-001  Braeswood Square Shopping Ctr.  Houston          TX
0101-001  Inwood Village Shopping Center  Houston          TX
0103-001  Studemont Shopping Center       Houston          TX
0104-001  Westmont Shopping Center        Beaumont         TX
0105-001  North Oaks Shopping Center      Houston          TX
0106-001  Humblewood Shopping Center      Houston          TX
0107-120  Markham Square Shopping Center  Little Rock      AR
0108-001  Orchard Green Shopping Center   Houston          TX
0110-001  10-Federal Shopping Center      Houston          TX
0120-001  Randall's/Norchester Village    Houston          TX
0121-001  Randall's/El Dorado             Webster          TX
0123-001  Kroger/Fondren Square           Houston          TX
0125-001  De Vargas Shopping Center       Sante Fe         NM
0126-001  Town & Country Shopping Center  Lubbock          TX
0127-001  Fiesta Center                   Houston          TX
0128-001  Portairs Shopping Center        Corpus Christi   TX
0130-001  Rose-Rich Shopping Center       Rosenberg        TX
0131-001  Northway Shopping Center        Houston          TX
0132-120  Town & Country Shopping Center  Midwest City     OK
0133-001  North Towne Plaza               Albuquerque      NM
0135-120  Boulevard Market Place          Midwest City     OK
0136-001  Parkway Square Shopping Center  College Station  TX
0138-120  Evelyn Hills Shopping Center    Fayetteville     AR
0139-001  Market at Westchase SC          Houston          TX
0148-001  Randalls Center/Kings Crossing  Kingwood         TX
0162-240  Northwest Crossing Centre       Houston          TX
0172-120  Pueblo Anozira Shopping Center  Tempe            AZ
0180-001  Valle del Sol Shopping Center   Albuquerque      NM
0460-001  610 and 11th Street Warehouses  Houston          TX
0466-001  Bayshore Plaza                  Pasadena         TX
0471-001  Southwest Park III              Houston          TX
0472-001  Central Park North              Houston          TX
0473-001  Cedar Bayou Shopping Center     La Marque        TX
0513-001  Bingle Shopping Center          Houston          TX
0520-001  Cullen Place                    Houston          TX
0523-001  Crestview                       Houston          TX
0529-001  North Triangle Shops            Houston          TX
0531-001  Cypress Station Square          Houston          TX
0543-001  Steeplechase                    Houston          TX
0582-001  Bellfort SW Shopping Center     Houston          TX
0583-001  Landmark Shopping Center        Houston          TX
0591-001  River Oaks Shopping Center      Houston          TX
0605-277  North Park Plaza                Beaumont         TX
0608-001  Baywood Shopping Center         Bay City         TX
0632-001  Porterwood Shopping Center      Porter           TX
0634-001  Palmer Plaza                    Texas City       TX
0697-001  Highland Square                 Memphis          TN
0703-700  Broadway Shopping Center        Galveston        TX
0711-001  North Main Place                Houston          TX
0738-700  Tyler Shopping Center           Tyler            TX
0742-001  Danville Plaza Shopping Center  Monroe           LA
0767-120  Westgate Shopping Center        Little Rock      AR


                                 SCHEDULE 5.12.A


Location                              Co. #          Property Name             GLA    % Ownership

STABILIZED POOL EXCLUDING ENCUMBERED
0006-001                                  1  River Oaks Shopping Center       70,955          100
0008-001                                  1  Heights Plaza Shopping Center    71,777          100
0011-001                                  1  Sheldon Forest Shopping Center   22,040          100
0011-266                                266  Sheldon Forest Shopping Center   77,358           50
0014-001                                  1  Fiesta Market Place              30,249          100
0016-001                                  1  Harrisburg Plaza                 95,244          100
0017-001                                  1  Stella Link Shopping Center      18,395          100
0017-700                                700  Stella Link Shopping Center      49,378          100
0019-001                                  1  Oak Forest Shopping Center      163,694          100
0023-001                                  1  Lyons Avenue Shopping Center     67,629          100
0024-001                                  1  Gillham Circle                   33,134          100
0029-269                                269  Market Street Shopping Center    49,815           50
0030-001                                  1  Southgate Shopping Center        33,555          100
0031-001                                  1  Griggs Road Shopping Center      84,943          100
0032-001                                  1  Texas City Plaza                 27,277          100
0033-001                                  1  Miracle Corners Shopping Ctr.    86,237          100
0035-176                                176  Southgate Shopping Center       170,751          100
0037-176                                176  Conn's Bldg                      23,201          100
0040-176                                176  Westwood Shopping Center        112,538          100
0041-001                                  1  New Boston Rd. Shopping Center   95,450          100
0042-001                                  1  Bellfort Shopping Center         47,911          100
0043-001                                  1  Bellaire Blvd Shopping Center    35,081          100
0044-176                                176  Southgate Shopping Center        69,224          100
0050-001                                  1  Westbury Triangle                67,308          100
0055-001                                  1  Lawndale Shopping Center         52,977          100
0056-001                                  1  Southgate Shopping Center       127,165          100
0057-001                                  1  Eastpark Shopping Center        145,983          100
0059-120                                120  Broadway Plaza Shopping Ctr.     15,800          100
0062-001                                  1  Spring Plaza Shopping Center     56,166          100
0064-001                                  1  Edgebrook Shopping Center        78,244          100
0065-001                                  1  Westchase Shopping Center       235,993          100
0066-001                                  1  Fondren Southwest Village       309,198          100
0069-001                                  1  Calder Shopping Center           34,392          100
0070-001                                  1  Westhill Village Shopping Ctr.  130,082          100
0073-001                                  1  Food King Place                  28,062          100
0081-001                                  1  Northbrook Shopping Center      174,488          100
0082-120                                120  Geyer Springs Shopping Center   131,050          100
0083-001                                  1  Crossroads Shopping Center      115,617          100
0085-001                                  1  Mainland Mall                    68,777          100
0087-176                                176  Park Terrace Shopping Center    136,707          100
0088-001                                  1  Cullen Plaza Shopping Center     85,217          100
0089-001                                  1  Little York Plaza Shopping Ctr  117,786          100
0099-001                                  1  Braeswood Square Shopping Ctr.  102,406          100
0101-001                                  1  Inwood Village Shopping Center   67,886          100
0103-001                                  1  Studemont Shopping Center        28,466          100
0104-001                                  1  Westmont Shopping Center         98,071          100
0105-001                                  1  North Oaks Shopping Center      322,969          100
0106-001                                  1  Humblewood Shopping Center      180,439          100
0107-120                                120  Markham Square Shopping Center  126,904          100
0108-001                                  1  Orchard Green Shopping Center    74,983          100
0110-001                                  1  10-Federal Shopping Center      132,491          100
0120-001                                  1  Randall's/Norchester Village    108,460          100
0123-001                                  1  Kroger/Fondren Square            61,693          100
0124-236                                  1  Shops at Three Corners          185,102           70
0125-001                                  1  De Vargas Shopping Center       249,930          100
0127-001                                  1  Fiesta Center                    97,317          100
0128-001                                  1  Portairs Shopping Center        118,233          100
0129-001                                  1  Caprock Shopping Center         374,222          100
0130-001                                  1  Rose-Rich Shopping Center       103,935          100
0133-001                                  1  North Towne Plaza               102,778          100
0135-120                                120  Boulevard Market Place           35,765          100
0136-001                                  1  Parkway Square Shopping Center  156,250          100
0137-001                                  1  The Village Arcade               57,531          100
0138-120                                120  Evelyn Hills Shopping Center    127,541          100
0139-001                                  1  Market at Westchase SC           84,086          100
0140-129                                129  Angelina Village                256,940          100
0141-120                                120  Geyer South Shopping Center      21,602          100
0142-120                                120  Bryant Square Shopping Center   282,829          100
0143-001                                  1  Southridge Plaza Shopping Ctr.  144,657          100
0144-001                                  1  Wolflin Village Shopping Ctr    196,330          100
0145-001                                  1  Coronado Shopping Center         48,149          100
0146-001                                  1  Spanish Crossroads               74,231          100
0147-001                                  1  The Village Arcade-Phase II      27,841          100
0148-001                                  1  Randalls Center/Kings Crossing  127,525          100
0149-001                                  1  Parliament Square Shopping Ctr   64,950          100
0150-001                                  1  Independence Plaza              179,182          100
0151-001                                  1  Eastdale Shopping Center        111,423          100
0152-001                                  1  Coronado Hills Shopping Center  127,071          100
0153-120                                120  Basha's Valley Plaza            145,104          100
0160-280                                  1  Cypress Pointe                  190,713           99
0162-240                                240  Northwest Crossing Centre       180,296           75
0163-001                                  1  Kingwood Shopping Center        151,154          100
0164-001                                  1  Glenbrook Square Shopping Ctr    76,483          100
0165-001                                  1  Montgomery Plaza Shopping Ctr.  307,576          100
0167-120                                120  Broadway Marketplace             82,791          100
0168-001                                  1  Puckett Plaza                   133,735          100
0169-001                                  1  League City Plaza               126,990          100
0170-120                                120  Fountain Plaza                  112,543          100
0171-141                                141  The Centre at Post Oak          183,136          100
0172-120                                120  Pueblo Anozira                  152,304          100
0173-120                                120  Windsor Hills Shopping Center   249,283          100
0174-001                                  1  Oak Park Village                 64,287          100
0175-120                                120  Camelback Village Square        134,500          100
0176-120                                120  Squaw Peak Plaza                 60,560          100
0177-001                                  1  VILLAGE PHASE III               107,083          100
0179-001                                  1  Wyoming Mall                    307,129          100
0180-001                                  1  Valle del Sol Shopping Center   105,240          100
0181-001                                  1  Westbrooke Village Shppg. Ctr.  236,927          100
0182-120                                120  Paradise Marketplace            148,713          100
0183-120                                120  Tropicana Marketplace           142,728          100
0184-120                                120  Rancho Towne & Country           87,327          100
0185-001                                  1  Richmond Square                  33,125          100
0186-246                                246  Crosby Shopping Center           55,876           61
0187-247                                247  Dickinson Shopping Center        76,655           72
0188-120                                120  Mission Center                  152,302          100
0189-120                                120  Pinetree Plaza                  134,750          100
0190-120                                120  University Plaza                162,428          100
0191-129                                129  West Junction Shopping Center    66,532          100
0193-001                                  1  Copperfield Village S/C         163,012          100
0194-001                                  1  Valley View Shopping Center      89,869          100
0195-001                                  1  Market at Town Center-Sgrlnd    383,162          100
0196-120                                120  Carefree Shopping Center        126,843          100
0197-176                                176  Town and Country Plaza          226,102          100
0199-001                                  1  Southcliff Center               115,827          100
0201-120                                120  Rancho Encanto                   70,909          100
0202-141                                141  Cypress Village                  25,297          100
0203-001                                  1  West State Shopping Center       93,973          100
0204-120                                120  Desert Square                    99,740          100
0205-120                                120  Grand Plaza                     156,889          100
0207-001                                  1  I45/Telephone Rd.               177,783          100
0208-001                                  1  Watauga                          65,280          100
0209-120                                120  Arrowhead Festival S/C           29,831          100
0210-120                                120  Academy Place                    84,057          100
0212-001                                  1  Lincoln Place                   102,824          100
0213-001                                  1  Central Plaza                   151,196          100
0215-001                                  1  Moore Plaza                     356,555          100
0216-120                                120  Palmilla Center                 103,568          100
0218-001                                  1  Brodie Oaks Shopping Center     244,752          100
0219-001                                  1  McDermott Commons                55,771          100
0220-120                                120  Francisco Center                117,980          100
0221-120                                120  College Park Shopping Center    164,060          100
0222-001                                  1  Champions Village               403,631          100
0223-256                                256  Murphy Crossing                  32,616          100
0225-120                                120  Val Vista Towne Center           93,353          100
0226-001                                  1  Almeda Road Shopping Center      16,860          100
0227-001                                  1  Bell Plaza                      128,277          100
0228-176                                176  Ambassador Plaza                 29,405          100
0229-001                                  1  Custer Park Shopping Center     116,093          100
0230-120                                120  Broadway & Ellsworth              9,037          100
0231-176                                176  University Place                205,181          100
0232-001                                  1  Kohl's Shoping Center           115,684          100
0236-120                                120  Eastern Horizon                  69,253          100
0237-001                                  1  Siegen Plaza                    155,615          100
0237-176                                176  Siegen Plaza                    155,615          100
0238-001                                  1  Regency Park                    203,452          100
0240-120                                120  Market at Southside              95,208          100
0241-001                                  1  Lake Pointe Market               40,513          100
0241-202                                202  Lake Pointe Market               32,100          100
0242-001                                  1  Killeen Marketplace             115,203          100
0243-120                                120  Rainbow Plaza I                 136,369          100
0246-120                                120  Colonial Plaza                  492,548          100
0249-120                                120  Venice Pines Shopping Center     97,303          100
0269-120                                120  Southaven Commons               116,850          100
0271-120                                120  Summer Center                   155,090          100
0272-120                                120  The Commons at Dexter Lake      166,980          100
0275-120                                120  Boca Lyons Plaza                113,689          100
0276-176                                176  River Marketplace Shopping Ctr  114,166          100
0277-120                                120  Winter Park Corners             102,172          100
0280-120                                120  Argyle Village Shopping Center  304,960          100
0282-120                                120  Northridge Shopping Center      232,559          100
0285-120                                120  Lake Washington Square          111,811          100
0301-201                                201  Pembroke Commons                314,417          100
0312-280                                  1  Capital Square                  156,577           99
0316-280                                  1  Mineral Springs Village          58,360           99
0317-280                                  1  Northwoods Shopping Center       77,802           99
0401-001                                  1  Blankenship Distribution Cntr.   59,729          100
0403-001                                  1  Redbird Distribution Center     110,839          100
0404-120                                120  Southwide Warehouses            236,520          100
0405-120                                120  Thomas Street Warehouse         164,203          100
0406-120                                120  Crowfarn Drive Warehouse        160,849          100
0407-001                                  1  Southport Business Park 5       160,653          100
0408-001                                  1  Crosspoint Warehouse             72,505          100
0409-001                                  1  DFW-Port America Place           45,490          100
0410-001                                  1  Randol Mill Place                54,579          100
0411-001                                  1  Northaven Business Center       151,388          100
0412-001                                  1  Walnut Trails Business Park     103,039          100
0413-120                                120  East Sahara Office/Service Ctr   66,426          100
0414-001                                  1  Sherman Plaza Business Park     101,137          100
0415-001                                  1  Southpoint Service Center        55,945          100
0416-001                                  1  Walnut Creek Office Park         34,000          100
0417-001                                  1  Wells Branch Corporate Center    58,710          100
0418-129                                129  Claywood Industrial Park        329,618          100
0423-001                                  1  Braker 2 Business Center         27,349          100
0424-001                                  1  Rutland 10 Business Center       54,000          100
0425-001                                  1  Southpark A, B, C                78,276          100
0428-001                                  1  O'Connor Road Business Park     150,091          100
0429-001                                  1  Interwest Business Park         219,244          100
0432-001                                  1  Oak Hill Business Park           89,858          100
0434-001                                  1  Jupiter Service Center           78,480          100
0435-001                                  1  Manana Office Service Center    223,128          100
0436-001                                  1  Midway Business Center          141,589          100
0437-001                                  1  Newkirk Service Center          105,892          100
0438-001                                  1  Northeast Crossing Office        78,548          100
0439-001                                  1  Northwest Crossing Office/Serv  127,024          100
0447-120                                120             6485 Crescent Drive  358,200          100
0448-120                                120  Lakeland Industrial Center      600,000          100
0449-120                                120  Outland Business Center         410,138          100
0457-001                                  1  West-10 Business Center II       82,788          100
0460-001                                  1  610 and 11th Street Warehouses  104,975          100
0466-001                                  1  Bayshore Plaza                   35,735          100
0467-001                                  1  West-10 Business Center         141,314          100
0468-001                                  1  West Loop Commerce Center        34,256          100
0469-001                                  1  Southwest Park II                67,700          100
0471-001                                  1  Southwest Park III               52,027          100
0472-001                                  1  Central Park North              155,131          100
0473-001                                  1  Cedar Bayou Shopping Center      14,873          100
0481-001                                  1  Kempwood Industrial Park        113,218          100
0483-001                                  1  Beltway 8 @ West Bellfort       157,500          100
0484-001                                  1  Regal Distribution Center       202,559          100
0485-001                                  1  Space Center Industrial Park    264,582          100
0487-001                                  1  Central Park N/W Ph VII         103,485          100
0488-001                                  1  Central Park N/W Ph 6           175,356          100
0489-001                                  1  NASA 1 Business Center          112,495          100
0494-001                                  1  Jester Plaza                    100,686          100
0495-001                                  1  Brookhollow Business Center     132,872          100
0496-001                                  1  Corporate Center Park           118,528          100
0497-001                                  1  Stonecrest Business Center      110,557          100
0513-001                                  1  Bingle Shopping Center           43,716          100
0523-001                                  1  Crestview                         9,007          100
0531-001                                  1  Cypress Station Square          142,151          100
0543-001                                  1  Steeplechase                    193,094          100
0549-340                                340  South Loop Business Park         92,450           50
0552-255                                255  Alabama Shepherd Shopping Ctr.   56,110           50
0557-001                                  1  Railwood                        487,055          100
0558-149                                149  Houston Cold Storage Warehouse  128,752          100
0583-001                                  1  Landmark Shopping Center         55,853          100
0591-001                                  1  River Oaks Shopping Center      234,655          100
0602-239                                239  Phelan West Shopping Center      24,346           67
0603-001                                  1  Phelan West Shopping Center      12,000          100
0605-277                                277  North Park Plaza                140,072           50
0618-001                                  1  River Pointe                     44,792          100
0632-001                                  1  Porterwood Shopping Center       99,015          100
0634-001                                  1  Palmer Plaza                     96,526          100
0662-176                                176  Orleans Station                   5,000          100
0688-001                                  1  Promenade Shopping Center       249,164          100
0703-700                                700  Broadway Shopping Center         75,477          100
0738-700                                700  Tyler Shopping Center            60,330          100
0767-120                                120  Westgate Shopping Center         52,626          100
7110-001                                  1  North Main Place                 17,934          100

ENCUMBERED
0071-001                                  1  Park Plaza Shopping Center      172,068          100
0121-001                                  1  Randall's/El Dorado             119,390          100
0122-001                                  1  Galveston Place                 210,215          100
0131-001                                  1  Northway Shopping Center        210,425          100
0166-001                                  1  Williams Trace Shopping Center  261,925          100
0211-120                                120  Rainbow Plaza                   278,416          100
0318-120                                120  Parkway Pointe                   80,061          100

CALIFORNIA PORTFOLIO
0250-710                                710  Buena Vista Marketplace          90,805          100
0251-710                                710  Centerwood Plaza                 70,992          100
0252-710                                710  Menifee Town Center              79,152          100
0253-710                                710  Ralph's Center                   66,700          100
0254-710                                710  San Marcos Plaza                 35,880          100
0255-710                                710  Westminster Center              411,277          100
0256-710                                710                580 Market Place  100,165          100
0257-710                                710  Arcade Square                    76,497          100
0258-710                                710  Creekside Center                116,229          100
0259-710                                710  Discovery Plaza                  93,398          100
0260-710                                710  Gateway Plaza                   194,817          100
0261-710                                710  Hallmark Town Center             85,066          100
0262-710                                710  Prospector's Plaza              228,345          100
0263-710                                710  Shasta Crossroads               121,334          100
0264-710                                710  Silver Creek Plaza              130,729          100
0265-710                                710  Southampton Center              162,390          100
0266-710                                710  Stony Point Plaza               198,528          100
0267-710                                710  Summerhill Plaza                133,614          100
0268-710                                710  Sunset Shopping Center           85,238          100

ACQUISITIONS
0288-001                                  1  Embassy Lakes Shopping Center   131,719          100
0292-001                                  1  Lincoln Place II                167,822          100
0293-001                                  1  Thousand Oaks Shopping Center   162,864          100
0327-001                                120  Hollywood Hills Plaza            19,115          100
0450-001                                  1  Sears Logistics Dist. Center    402,554          100
0459-285                                285  Atlanta Industrial Park         120,200          100
0465-001                                  1  1801 Massaro                    159,000          100
0498-001                                  1  Siempre Viva Business Park      324,215          100

NEW DEVELOPMENT
0244-176                                176  Prien Lake Plaza                130,430          100
0245-176                                176  Manhattan Plaza                  97,315          100
0247-120                                120  Red Mountain Gateway             69,562          100
0274-001                                  1  Boswell Towne Center             26,241          100
0281-001                                  1  Golden Beach Marketplace         22,300          100
0291-286                                286  Monte Vista Village Center       50,141          100
0363-763                                763  CityCenter Englewood            201,655           50
0611-120                                120  Westland Fair                    53,475          100
0612-120                                120  Westland Fair                   374,052          100




                                           SCHEDULE 6.02
                                           Existing Liens


Holder (Servicer)                                           #               Property Name
American General secured by liens on three properties:   0121-001  Randall's/El Dorado
American General Life Texas and                          0131-001  Northway Shopping Center
Variable Annuity Life Insurance                          0166-001  Williams Trace Shopping Center

Mortgages:
New York Life Insurance Company                          0000-258  ANICO Portfolio
Nomura Asset Capital Corporation                         0000-710  California Burnham Properties
LaSalle National Bank (GMAC)                             0211-120  Rainbow Plaza
State Street Bank and Trust Company (John Hancock)       0224-120  Ballwin Plaza
Chase (NorthMarq Capital)                                0234-211  Pavilions at San Mateo
Chase (GMAC)                                             0235-212  Lonestar Pavilion
Bear Stearns Funding, Inc. (Wells Fargo)                 0239-214  Rockwall Market Center
Prudential Insurance Company of America                  0270-120  Bartlett Towne Center
Northwestern Mutual Life Insurance Company               0279-120  Sunset 19 Shopping Center
Archon Financial, L.P. (GMAC)                            0283-157  Pitman Corners
General Electric Capital Corporation (GEMSA)             0286-159  Chino Hills Marketplace
Allstate Life Insurance Company (Carey Kramer)           0289-001  Vizcaya Square Shopping Center
Principal Financial                                      0295-167  Tamiami Trails
U.S. Bank National Association (Orvis)                   0299-185  Fiesta Trails
USG Annuity & Life Company (NorthMarq Capital)           0300-001  Durham Festival
Lutheran Brotherhood (Laureate Capital)                  0311-280  Avent Ferry Shopping Center
General Electric Capital Corporation (Laureate Capital)  0313-281  High House Crossing
Nationwide Life Insurance Company (Laureate Capital)     0318-120  Parkway Pointe
Nationwide Life Insurance Company (Laureate Capital)     0319-280  Six Forks Shopping Center
Lutheran Brotherhood (Laureate Capital)                  0320-280  Stonehenge Market
Wachovia Bank National Association                       0325-161  Falls Pointe Shopping Center
Capital Company of America (GMAC)                        0326-163  Rancho San Marcos Village
Merrill Lynch Mortgage Lending, Inc. (Wachovia)          0327-166  Hollywood Hills Plaza
GEMSA Loan Services, L.P.                                0361-776  Bridges at Smoky Hills
Principal Capital                                        0364-764  Crossing at Stonegate
Bear Stearns Funding, Inc. (Wells Fargo)                 0365-775  Thorncreek Crossing
Bear Stearns Funding, Inc. (Wells Fargo)                 0366-774  Lowry Town Center
Bear Stearns Funding, Inc. (Wells Fargo)                 0368-773  Aurora City Place
CIBC Inc. (GMAC)                                         0391-791  Westminster Plaza
Principal Life Insurance Company                         0498-181  Siempra Viva Business Park
John Hancock Life Insurance Company                      0498-183  Siempra Viva Business Park
John Hancock Life Insurance Company                      0501-501  Highlands Ranch

Industrial Revenue Bonds:
Industrial Revenue Bonds-Phase 1                         0012-001  Westwood Village Shopping Center
Industrial Revenue Bonds-Phase 2                         0012-001  Westwood Village Shopping Center
Industrial Revenue Bonds                                 0122-001  Galveston Place
Industrial Revenue Bonds                                 0071-001  Park Plaza Shopping Center
Industrial Revenue Bonds                                 0192-001  Shawnee Village

Capital Leases:                                          0220-120  Francisco Center
                                                         0221-120  College Park Shopping Center

                                  SCHEDULE 6.04

                               CERTAIN INVESTMENTS


WEINGARTEN REALTY INVESTORS 50/50

UNCONSOLIDATED JOINT VENTURES


        Entity Name                         %O/S

Alabama-Shepherd Shopping Center             50
Eastex Venture                               50
South Loop-Long Wayside Company              50
Weingarten/Finger Venture                    50
Weingarten/Maya Tropicana Venture            50
Miller Weingarten Realty, LLC                50

                                  SCHEDULE 6.08

                              Existing Restrictions



Covenants and restrictions as contained in Weingarten Realty Investors shelf registration of securities for future issuances and all previously issued Medium Term Notes.

                                CREDIT AGREEMENT


                                    EXHIBIT A
                                    ---------


                            ASSIGNMENT AND ASSUMPTION



          This  Assignment  and  Assumption (the "Assignment and Assumption") is
                                                  -------------------------
dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee]
                                        --------
(the  "Assignee").  Capitalized terms used but not defined herein shall have the
       --------
meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by
      -----------------
the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and
                                             -----------------
assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.


1.     Assignor:          ______________________________


2.     Assignee:          ______________________________
                          [and is an Affiliate/Approved Fund of
                          [identify Lender]]


3.     Borrower:          Weingarten Realty Investors

4.     Administrative  Agent:      JPMorgan  Chase  Bank,  as the administrative
agent  under  the  Credit  Agreement


5. Credit Agreement: The Amended and Restated Credit Agreement dated as of _______, 2003 among Weingarten Realty Investors, the Lenders parties thereto, JPMorgan Chase Bank, as Administrative Agent, and the other agents parties thereto


6.      Assigned Interest:





                   Aggregate Amount of       Amount of      Percentage Assigned
                     Commitment/Loans    Commitment/Loans            of
Facility Assigned    for all Lenders         Assigned         Commitment/Loans
-----------------  --------------------  -----------------  --------------------

                   $                     $                                     %
-----------------  --------------------  -----------------  --------------------
                   $                     $                                     %
-----------------  --------------------  -----------------  --------------------
                   $                     $                                     %
-----------------  --------------------  -----------------  --------------------



  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Commitment," "Tranche A Commitment," "Tranche B Commitment," etc.)

  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.


Effective  Date:   _____________  ___,  20___  [TO BE INSERTED BY ADMINISTRATIVE
AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]



The terms set forth in this Assignment and Assumption are hereby agreed to:



                              ASSIGNOR
                              --------

                              [NAME OF ASSIGNOR]


                              By:______________________________
                                 Title:




                              ASSIGNEE
                              --------

                              [NAME OF ASSIGNEE]


                              By:______________________________
                                 Title:

[Consented to and] Accepted:

JPMORGAN CHASE BANK, as

  Administrative Agent



By_________________________________

  Title:





[Consented to:]

[NAME OF RELEVANT PARTY]



BY________________________________

  TITLE:

                                                                         ANNEX 1


                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1.  Representations and Warranties.
              ------------------------------

          1.1   Assignor.  The  Assignor (a) represents and warrants that (i) it
                --------
is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2.  Assignee.  The  Assignee (a) represents and warrants that (i) it
                --------
has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2.   Payments.    From  and  after  the  Effective  Date,  the
               --------
Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3.  General  Provisions.  This  Assignment  and  Assumption  shall  be
              -------------------
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

                                CREDIT AGREEMENT

                                    EXHIBIT B
                                    ---------

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

                                     [Date]

JPMorgan Chase Bank,
as Administrative Agent
712 Main Street
Houston, Texas  77002

Attn:  Manager, Real Estate Group

Re:     Weingarten Realty Investors
        Compliance Certificate for _______ through __________

Dear Ladies and Gentlemen:

     This Compliance Certificate is made with reference to that certain Amended and Restated Credit Agreement dated as of ________________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Weingarten Realty Investors (the "Borrower"), the financial institutions party thereto, as lenders, and JPMorgan Chase Bank, as Administrative Agent. All capitalized terms used in this Compliance Certificate (including any attachments hereto) and not otherwise defined in this Compliance Certificate shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

     I hereby certify that I am the [Vice President of Capital Markets] [chief financial officer] [principal accounting officer] [treasurer] [controller] of Weingarten Realty Investors, and that I make this Certificate on behalf of the Borrower. I further represent and certify on behalf of the Borrower as follows as of the date of this Compliance Certificate:

          I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries, during the accounting period (the "Reporting Period") covered by the financial reports delivered simultaneous herewith pursuant to Section 5.01[(a)][(b)], and that such review has not disclosed the existence during or at the end of such Reporting Period (and that I do not have knowledge of the existence as at the date hereof) of any condition or event which constitutes a Default or Event of Default.Alternatively, if a Default or Event of Default existed or exists, specify the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto.

               Attached hereto as (x) Schedule A-1 is a list of the assets that comprise the Pool as of the last day of the Reporting Period, including identification of Real Property and Partial Subsidiary Real Property, Value and Occupancy Level and (y) Schedule A-2 is a list of the assets that were identified as being in the Pool in the last Compliance Certificate and that are no longer qualified to be in the Pool as of the last day of the Reporting Period.


               Attached hereto as Schedule B is a schedule of the amount, maturity, interest rate and amortization requirements for the outstanding Indebtedness of Borrower and its Subsidiaries. As of the last day of the Reporting Period, the amount of Indebtedness was $_____________, the amount of Secured Debt was $_____________, and the amount of Indebtedness other than Secured Debt was $_____________.

               Attached hereto as (x) Schedule C-1 is a detailed calculation of Interest Expense for the Reporting Period, which amount was $__________, (y) Schedule C-2 is a detailed calculation of Interest Expense on Indebtedness other than Secured Debt for the Reporting Period, which amount was $__________, and (z) Schedule C-3 is a detailed calculation of the Interest Expense, principal paid and due and payable on Indebtedness, and cash dividends payable on the Borrower's preferred stock for the Reporting Period, which aggregated $__________.

               Attached hereto as Schedule D is a detailed calculation of EBITDA for the Reporting Period, which amount was $___________.

As of the last day of the Reporting Period:

1.     Secured  Debt  to  Total  Asset  Value  Ratio

      (a)    Indebtedness  secured  by  a  Lien  and  any
             Indebtedness of  any  non-Guarantor  Subsidiary        $___________
      (b)    Net  Operating  Income  for  properties  that
             have  reached  the Stabilization  Date  and
             owned  during the most recent 12 months full
             period (based on last 6 months, multiplied by 2)       $___________
      (c)    Capital  Expenditure  Reserve                          $___________
      (d)    (b) - (c)  /  .0900                                    $___________
      (e)    Historical Value of  properties acquired  during
             the  most  recent  12 months  period or that are
             completed but have not reached the Stabilization
             Date                                                   $___________
      (f)    Historical  Value  of  properties  under
             construction or development (limited  to
             15%  of  Total  Asset  Value)                          $___________
      (g)    Historical  Value  of  undeveloped  land               $___________
             (limited  to  10%  of  Total  Asset  Value)
      (h)    Value  ((d)  +  (e)  +  (f)  +  (g))                   $___________
      (i)    Cash and  cash equivalents  excluding tenant
             security  and  other  restricted  deposits             $___________
      (j)    Investments  in  real  estate  related
             Unconsolidated Affiliates  (limited to 10%
             of Total  Asset  Value)                                $___________
      (k)    Investments in mortgages and notes receivable
             (limited  to  10%  of  Total  Asset  Value
             and  5%  of  Total Asset  Value  if  Borrower
             has  no  ownership  interest)                          $___________
      (l)    Total Asset Value  ((h)  +  (i)  +  (j)  +  (k))       $___________
      (m)    Secured Debt to Total Asset Value Ratio                 _________%
             (as a percentage,  (a)  /  (l)) 2

2.    Interest  Coverage  Ratio

      (a)    Borrower's  EBITDA                                     $___________
      (b)    Interest  Expense                                      $___________
      (c)    Interest  Coverage  RatioPursuant  to
             Section 5.02(b), must not be less
             than  2.25  to  1.00.                                 ______ : 1.00

3.    Fixed  Charge  Coverage  Ratio  Calculation:

      (a)    Borrower's  EBITDA                                     $___________
      (b)    Capital  Expenditure  Reserve                          $___________
             (attach quarterly average calculation)
      (c)    (a)  -  (b)                                            $___________
      (d)    Principal  paid  and  due  and  payable  plus          $___________
             Interest  Expense  plus  cash  dividends
             on  preferred  stock
      (e)    Fixed  Charge  Coverage  Ratio  ((c) to (d))
             Pursuant to Section 5.02(c), must  not  be
             less  than  1.75  to  1.00.                          _______ : 1.00

4.     Net  Worth  Calculation:

      (a)    Total  Asset  Value                                    $___________
      (b)    Indebtedness                                           $___________
      (c)    Net  Worth  Pursuant  to  Section  5.02(d),
             must  not  be  less than $1,600,000,000,
             plus 50% of the net proceeds of equity
             offerings after the date of the Credit Agreement.      $___________

5.    Unencumbered  Interest  Coverage  Ratio

      (a)    Net  Operating  Income  for  Qualified  Real
             Property in the Pool, less Capital Expenditure
             Reserve  for  each  such  property                     $___________
      (b)    Interest  Expense  on  unsecured  debt                 $___________
      (c)    Unencumbered  Interest  Coverage Ratio
             ((a) to (b)) Pursuant to Section  5.02(e),
             must  not  be  less  than  2.25  to  1.00.           ______  : 1.00

6.    Debt  to  Total  Asset  Value  Ratio  Calculation:

      (a)     Indebtedness                                          $___________
      (b)     Total  Asset  Value                                   $___________
      (c)     Debt  to Total Asset Value Ratio
              Pursuant to Section 5.02(f), cannot
              exceed  fifty-five  percent  (55%).                      _______%

7.    Asset  Maintenance  Calculation

      (a)     (i)    Pool  Value
                     (attach  list  of  assets)                     $___________
              (ii)   Outstanding  unsecured  Indebtedness           $___________
              (iii)  Indebtedness secured by Encumbered
                     Pool Property                                  $___________
              (iv)   (ii) + (iii)                                   $___________
                                                                          x 1.60
                                                                        --------
              (v)    Minimum  Pool  Value                           $___________

      (b)     Occupancy Level of the Real Property
              in the Pool  Pursuant to Section
              5.12.A(c),  must  not  be  less  than
              eighty-five percent (85%).                               ________%

      (c)     (i)    Pool  Value                                     $__________
              (ii)   Value  of  the  Pool  consisting  of
                     Eligible  Ground  Leases                        $__________
              (iii)  (ii)  /  (i), expressed as a percentage
                     Pursuant to Section 5.12.B(a),  must
                     not  exceed  ten  percent  (10%).                 ________%

      (d)     (i)    Pool  Value                                     $__________
              (ii)   Value of the Pool consisting of
                     Encumbered Pool Property                        $__________
              (iii)  (ii)  /  (i), expressed as a percentage
                     Pursuant to Section 5.12.B (b), must not
                     exceed twenty percent (20%)                         ______%

      (e)     (i)    Pool Value                                      $__________
              (ii)   Value of the Pool consisting of
                     Development  Property and Unseasoned
                     Property                                        $__________
              (iii)  (ii)  /  (i), express as a percentage
                     Pursuant to Section 5.12.B(c), must
                     not exceed fifteen percent (15%)                  ________%

      (f)     (i)    Pool Value                                      $__________
              (ii)   Value of the Pool consisting of Pool
                     Permitted Investments and Mortgage
                     Notes _________                                 $__________
              (iii)  (ii)  /  (i), express as a percentage            _________%
                     Pursuant to Section 5.12B(d), must not
                     exceed ten percent (10%)

      (g)     (i)    Pool Value                                      $__________
              (ii)   Value of the Pool consisting of
                     Encumbered Pool Property, Development
                     Property, Unseasoned Property, Pool
                     Permitted Investments and Mortgage Notes        $__________

              (iii)  (ii)  /  (i), express as a percentage
                     Pursuant to Section 5.12B(e), must not
                     exceed forty percent (40%)                       _________%

      (h)     (i)    Value  of  Pool                                 $__________
              (ii)   Value of  Partial Subsidiary Real Property      $__________
              (iii)  (ii)  /  (i),  expressed  as  a
                     percentage Pursuant to Section
                     5.12.C(a),  must  not  exceed
                     ten  percent  (10%).                              ________%

8.    Debt  Limitation

      Secured Debt, not including Non-recourse Debt
      Pursuant to Section 6.01, must  not  exceed
      $125,000,000.                                                 $___________

9.    Investment  Limitations
      (a)     (i)    Investments in Unconsolidated
                     Affiliates  and  other  REITS                  $___________
              (ii)   Total  Asset  Value                            $___________
              (ii    (i)  /  (ii), expressed as a percentage
                     Pursuant  to Section 6.04(c),  cannot
                     exceed  ten  percent  (10%)  of  the
                     Total  Asset  Value.                              ________%
      (b)      (i)    Investments  in  mortgages  and  notes
                     receivable                                      $__________
              (ii)   Total  Asset  Value                             $__________
              (iii)  (i)   (ii),  expressed  as  a  percentage
                     Pursuant to Section 6.04(d)  (i),  cannot
                     exceed  ten  percent  (10%)  of  Total
                     Asset  Value.                                     ________%
      (c)     (i)    Investments  in  mortgages  and  notes
                     receivable  if  Borrower has no ownership
                     interest                                        $__________
              (ii)   Total  Asset  Value                             $__________
              (iii)  (i)  /  (ii), expressed as a percentage
                     Pursuant to Section 6.04(d)(ii),  cannot
                     exceed  five  percent  (5%)  of  Total
                     Asset  Value.                                     ________%
      (d)     (i)    Investments  in  undeveloped  land              $__________
              (ii)   Total  Asset  Value                             $__________
              (iii)  (i)  /  (ii),  expressed  as  a
                     percentage Pursuant to Section 6.04(e),
                     cannot  exceed  ten  percent  (10%)
                     of  Total  Asset  Value.                          ________%

      (e)     (i)    Investments in property under construction
                     or   development                                $__________
              (ii)   Total  Asset  Value                             $__________
              (iii)  (i)  /  (ii),  expressed  as  a  percentage
                     Pursuant  to Section  6.04(g),  cannot
                     exceed  fifteen  percent  (15%) of
                     Total Asset Value.                                ________%

      (f)     (i)    Investments  in  Real  Property  not
                     constituting Retail  Property  or
                     undeveloped  land                               $__________
              (ii)   Total  Asset  Value                             $__________
              (iii)  (i)  /  (ii),  expressed as a percentage          ________%

      (g)     (i)    Investments  in  undeveloped  land,
                     Unconsolidated Affiliates  and  other
                     REITS,  property  under  construction
                     or  development,  mortgages  and notes
                     receivable  and  certain  securities            $__________
              (ii)   Total  Asset  Value                             $__________

              (iii)  (i)  /  (ii), expressed as a percentage
                     Pursuant to Section 6.04,  cannot  exceed
                     thirty-five  percent  (35%)  of  Total
                     Asset  Value.                                     ________%

10.   Restricted  Payments

      (a)     Restricted  Payments  for  Reporting  Period
              and  preceding 3  quarters  (cannot  exceed
              95%  of  (b))                                          $__________
      (b)     Funds  from  Operations  plus  capital  gains          $__________

     This Compliance Certificate has been executed and delivered as of the date set forth above.


                                      WEINGARTEN REALTY INVESTORS



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                CREDIT AGREEMENT



                                   EXHIBIT C
                                   ---------



                                FORM OF GUARANTY
                                ----------------



     THIS GUARANTY dated as of _______________, 2003 executed and delivered by each of the undersigned, whether one or more, (all each a "Guarantor" and, collectively, the "Guarantors"), in favor of (a) JPMORGAN CHASE BANK, in its capacity as Administrative Agent (the "Agent") for the Lenders under that certain Amended and Restated Credit Agreement dated as of _______________, 2003, by and among WEINGARTEN REALTY INVESTORS (the "Borrower"), the financial institutions party thereto and their assignees in accordance therewith (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders.

     WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS,  each  Guarantor  is  a [wholly owned Subsidiary] of the Borrower;
                                       -----------------------

     WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

     WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and

     WHEREAS, each Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

     Section  1.  Guaranty.   Each  Guarantor  hereby  absolutely  and
                  --------
unconditionally guaranties the due and punctual payment and performance of all of the following when due (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to any of the Lenders or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

     Section  2.  Guaranty of Payment and Not of Collection.  This Guaranty is a
                  -----------------------------------------
guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, each Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against the Borrower as provided by any legal requirement of any Governmental Authority.

     Section  3.  Guaranty  Absolute.  Each  Guarantor  guarantees  that  the
                  ------------------
Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any legal requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and final payment and performance of the Obligations), including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

     (a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations; (ii) any change in the time, place or manner of payment of all or any portion of the Obligations; (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations; or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (c) any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

     (d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;

     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;

     (g) any act or failure to act by the Borrower or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

     (h) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

     (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

     (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor hereunder.

     Section  4.  Action  with Respect to Obligations. The Lenders and the Agent
                  -----------------------------------
may in accordance with the Credit Agreement, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in
Section  3  and  may otherwise: (a) amend, modify, alter or supplement the terms
 ---------
of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect in accordance with the Credit Agreement.

     Section 5.  Representations and Warranties.  Each Guarantor hereby makes to
                 ------------------------------
the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

     Section  6. Covenants.  Each Guarantor will comply with all covenants which
                 ---------
the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.

     Section  7.  Waiver.  Each  Guarantor,  to  the fullest extent permitted by
                  ------
applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

     Section  8.  Inability to Accelerate Loan.  If the Agent and/or the Lenders
                  ----------------------------
are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section  9.  Reinstatement of Obligations.  Each Guarantor agrees that this
                  ----------------------------
Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

     Section  10.  Subrogation.  Until  all  of  the Obligations shall have been
                   -----------
indefeasibly paid in full, any right of subrogation a Guarantor may have shall be subordinate to the rights of Agent and the Lenders and each Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

     Section  11.  Payments  Free and Clear.  All sums payable by each Guarantor
                   ------------------------
hereunder shall be made free and clear of and without deduction for any Indemnified Taxes (as defined in the Credit Agreement) or Other Taxes (as defined in the Credit Agreement); provided that if any Guarantor shall be
                                       --------
required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent, Lender or Issuing Bank (as defined in the Credit Agreement) (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Guarantor shall make such deductions; and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority (as defined in the Credit Agreement) in accordance with applicable law.

     Section  12.  Set-off.  In  addition to any rights now or hereafter granted
                   -------
under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty held by such Lender then due and payable. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

     Section 13.  Subordination.   Each Guarantor hereby expressly covenants and
                  -------------
agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Guarantor (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations; provided, however, that payment thereof may be made so long as no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower or any other Guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

     Section  14. Avoidance Provisions.  It is the intent of each Guarantor, the
                  --------------------
Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions." Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This
Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

     Section  15.  Information.   Each  Guarantor assumes all responsibility for
                   -----------
being and keeping itself informed of the financial condition of the Borrower, of the other Guarantors and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

     Section  16.  Governing  Law.  THIS  GUARANTY  SHALL  BE  GOVERNED  BY, AND
                   --------------
CONSTRUED  IN  ACCORDANCE  WITH,  THE  LAWS  OF  THE  STATE  OF  TEXAS.

     SECTION  17.   JURISDICTION,  VENUE.
                    --------------------

     (a) EACH GUARANTOR AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR ANY COLLATERAL. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (b) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

     Section  18.  Loan  Accounts.  The  Agent  may  maintain books and accounts
                   --------------
setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon each Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section  19.  Waiver  of Remedies.  No delay or failure on the part of the Agent
              -------------------
or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 20.  Successors and Assigns.  Each reference herein to the Agent or
                  ----------------------
the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or any Guarantor. Each Guarantor may not assign or transfer its obligations hereunder to any Person.

     Section  21.  Amendments.  This  Guaranty  may  not  be  amended  except as
                   ----------
provided  in  the  Credit  Agreement.

     Section 22.  Payments.  All payments made by any Guarantor pursuant to this
                  --------
Guaranty shall be made in Dollars, in immediately available funds to the Agent at the place and time provided for in the Credit Agreement on the date one (1) Business Day after written demand therefor to such Guarantor by the Agent.

     SECTION  23.  JOINT  AND  SEVERAL  OBLIGATIONS.   THE  OBLIGATIONS  OF  THE
                   --------------------------------
GUARANTORS HEREUNDER AND UNDER OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS) CONFIRMS THAT IT (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR
MEMBERS) IS LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER AND UNDER OTHER LOAN DOCUMENTS.

     Section  24.  Notices.   All  notices,  requests  and  other communications
                   -------
hereunder shall be in writing and shall be given as provided in the Loan Agreement. Each Guarantor's address for notice is set forth below its signature hereto.

     Section 25.  Severability.  In case any provision of this Guaranty shall be
                  ------------
invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section  26.  Headings.  Section  headings  used  in  this Guaranty are for
                   --------
convenience  only  and  shall  not  affect  the  construction  of this Guaranty.

     Section  27.  Definitions.  (a)  For  the  purposes  of  this  Guaranty:
                   -----------

     "Proceeding"  means  any  of  the following: (i) a voluntary or involuntary
     -----------
case concerning any Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor;
(iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

     (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

     IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.




                                      (GUARANTOR)



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                      Address for Notices:

                                      c/o  Weingarten Realty Investors

                                         ------------------------------
                                         ------------------------------
                                         Attention:--------------------

                                CREDIT AGREEMENT

                                    EXHIBIT D
                                    ---------

                                  FORM OF NOTE
                                  ------------
                               [Competitive Note]
                                [Revolving Note]

$_________________          __________, 2003

     FOR VALUE RECEIVED, WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust ("Maker") promises to pay without offset or counterclaim to the order of [insert name of Lender], ("Payee"), the principal amount equal to the lesser of (x) __________________________ ($_____________) or (y) the outstanding amount advanced by Payee as a [Revolving Loan] [Competitive Loan] under the Credit Agreement (as hereinafter defined), payable in accordance with the terms of the Credit Agreement.

     Maker also promises to pay interest on the unpaid principal amount of this Note (this "Note") at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit Agreement dated of even date herewith, among Maker, the Lenders named therein, and JPMorgan Chase Bank, as Administrative Agent for itself and the Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall
   ---------------
have  the  meanings  set  forth  in  the  Credit  Agreement.

     Amounts borrowed may be repaid and reborrowed at any time prior to the termination of the Availability Period. Except as otherwise provided in the Credit Agreement, no Lender shall have any obligation to make a Loan to the extent such Loan would cause the sum of the total Revolving Credit Exposures plus the aggregate principal amount outstanding of Competitive Loans to exceed the total Commitments.

     This Note is subject to mandatory prepayment and prepayment at the option of the Maker, as provided in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.

     THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     Maker promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement. Maker and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

With respect to the incurrence of certain liabilities hereunder and the making of certain agreements by Maker as herein stated, such incurrence of liabilities and such agreements shall be binding upon Maker only as a trust formed under the Texas Real Estate Investment Trust Act pursuant to that certain Restated Declaration of Trust dated March 23, 1988 (as amended from time to time), and only upon the assets of such Maker. No Trust Manager or officer or holder of any beneficial interest in Maker shall have any personal liability for the payment of any indebtedness or other liabilities incurred by Maker hereunder or for the performance of any agreements made by Maker hereunder, nor for any other act, omission or obligation incurred by Maker or the Trust Managers except, in the case of a Trust Manager, any liability arising from his own willful misfeasance or malfeasance or gross negligence.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.



                                      WEINGARTEN  REALTY  INVESTORS



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                CREDIT AGREEMENT

                                   EXHIBIT D-1
                                   -----------

                             FORM OF SWINGLINE NOTE
                             ----------------------



$50,000,000.00                                                  __________, 2003


     FOR VALUE RECEIVED, WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust ("Maker") promises to pay without offset or counterclaim to the order of JPMORGAN CHASE BANK ("Payee"), the principal amount equal to the lesser of (x) Fifty Million Dollars ($50,000,000.00) or (y) the outstanding amount advanced by Payee as a Swingline Loan under the Credit Agreement (as hereinafter defined), payable in accordance with the terms of the Credit Agreement.

     Maker also promises to pay interest on the unpaid principal amount of this Note (this "Note") at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit Agreement dated of even date herewith, among Maker, the Lenders named therein, and JPMorgan Chase Bank, as Administrative Agent for itself and the Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall
   ---------------
have  the  meanings  set  forth  in  the  Credit  Agreement.

     Amounts borrowed may be repaid and reborrowed at any time prior to the termination of the Availability Period. Except as otherwise provided in the Credit Agreement, no Lender shall have any obligation to make a Loan to the extent such Loan would cause the sum of the total Revolving Credit Exposures plus the aggregate principal amount outstanding of Competitive Loans to exceed the total Commitments.

     This Note is subject to mandatory prepayment and prepayment at the option of the Maker, as provided in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.

     THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     Maker promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement. Maker and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

With respect to the incurrence of certain liabilities hereunder and the making of certain agreements by Maker as herein stated, such incurrence of liabilities and such agreements shall be binding upon Maker only as a trust formed under the Texas Real Estate Investment Trust Act pursuant to that certain Restated Declaration of Trust dated March 23, 1988 (as amended from time to time), and only upon the assets of such Maker. No Trust Manager or officer or holder of any beneficial interest in Maker shall have any personal liability for the payment of any indebtedness or other liabilities incurred by Maker hereunder or for the performance of any agreements made by Maker hereunder, nor for any other act, omission or obligation incurred by Maker or the Trust Managers except, in the case of a Trust Manager, any liability arising from his own willful misfeasance or malfeasance or gross negligence.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.



                                      WEINGARTEN  REALTY  INVESTORS



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                CREDIT AGREEMENT

                                    EXHIBIT E
                                    ---------

              [FORM OF] BORROWING REQUEST/INTEREST ELECTION REQUEST
              -----------------------------------------------------

                                     [Date]

JPMorgan Chase Bank,
as Administrative Agent
712 Main Street
Houston, Texas  77002

Attn:  Manager, Real Estate Group

Re:     Weingarten Realty Investors

Borrowing Request

Dear Ladies and Gentlemen:

     This Borrowing Request is made with reference to that certain Amended and Restated Credit Agreement dated as of ________________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Weingarten Realty Investors (the "Borrower"), the financial institutions party thereto, as lenders, and JPMorgan Chase Bank, as Administrative Agent. All capitalized terms used in this Borrowing Request (including any attachments hereto) and not otherwise defined in this Borrowing Request shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

     The Borrower hereby requests [check as applicable] a conversion of an existing Loan as provided below and/or an advance under the Credit Agreement, in the amount of $____________ [minimum of $5,000,000.00 and in multiples of $1,000,000.00].

     1.     Aggregate Commitment                                 $400,000,000.00

     2.     The amount outstanding under the
             Revolving Loans                                      $_____________

     3.     The amount outstanding under Competitive
            Loans                                                 $_____________

     4.     LC Exposure                                           $_____________

     5.     The amount outstanding under Swingline Loans          $_____________

     6.     Available amount (1- 2- 3- 4-5)                       $_____________

     7.     Less amount requested                                ($____________)

     8.     Amount remaining to be advanced                        $____________

     9.     Account for funding:          _________________________________


     The advance or conversion is to be made as follows:

     A.     ABR Borrowing.
            -------------

            1.     Amount of ABR Borrowing:                  $_____________

            2.     Date of ABR Borrowing                      _____________

     B.     Eurodollar Borrowing:
            --------------------

            1.     Amount of Eurodollar Borrowing:           $_____________

            2.     Amount of conversion of existing
                   Loan to Eurodollar Borrowing:             $_____________

            3.     Number of Eurodollar
                   Borrowing(s) now in effect:                _____________
                   [cannot exceed eight (8) including
                   Competitive Borrowings]

            4.     Date of Eurodollar Rate Borrowing
                   or conversion:                             _____________

            5.     Interest Period:                           _____________

            6.     Expiration date of current Interest
                   Period as to this conversion:              _____________

     C.     Swingline Loan:
            --------------

            1.     Amount of Swingline Loan                  $_____________

            2.     Date of Swingline Loan                 __________, 20___

     The Borrower hereby represents and warrants that the amounts set forth above are true and correct, that the amount above requested has actually been incurred, that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date (except to the extent relating to a specific date), and that the Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows: _______________]


                                      Very truly yours,

                                      WEINGARTEN  REALTY  INVESTORS



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------

                                CREDIT AGREEMENT

                                    EXHIBIT F
                                    ---------

                        [FORM OF] COMPETITIVE BID REQUEST
                        ---------------------------------

                                     [Date]

JPMorgan Chase Bank,
as Administrative Agent
712 Main Street
Houston, Texas  77002

Attn:  Manager, Real Estate Group

Re:     Weingarten Realty Investors
        Competitive Bid Request

Dear Ladies and Gentlemen:

     This Competitive Bid Request is made with reference to that certain Amended and Restated Credit Agreement dated as of ________________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Weingarten Realty Investors (the "Borrower"), the financial institutions party thereto, as lenders, and JPMorgan Chase Bank, as Administrative Agent. All capitalized terms used in this Competitive Bid Request (including any attachments hereto) and not otherwise defined in this Competitive Bid Request shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

     The Borrower hereby requests Competitive Bids pursuant to Section 2.04 of the Credit Agreement, in the amount of $____________ [minimum of $5,000,000.00 and in multiples of $1,000,000.00].

     1.     Aggregate Commitment                                 $400,000,000.00

     2.     The amount outstanding under the Revolving
            Loans and the Swingline Loans                        $_____________

     3.     The amount outstanding under Competitive Loans*      $_____________

     4.     LC Exposure                                          $_____________

     5.     Available amount (1-2-3-4)                           $_____________

     6.     Less amount requested*                              ($____________)

     7.     Amount remaining to be advanced                      $_____________

     8.     Account for funding:          _________________________________


     The  Competitive  Bids  should offer a [Fixed Rate] [Margin on a LIBO Rate]

     Amount  of  Borrowing:                                      $_____________
     Date  of  Borrowing:                                     __________, 20___
     Interest  Period**                                       _____________

     The Borrower hereby represents and warrants that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date (except to the extent relating to a specific date), and that the Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows:
_______________]


                                      Very truly yours,

                                      WEINGARTEN  REALTY  INVESTORS



                                      By:
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------



*     The sum of items 3 and 6 cannot exceed 50% of item 1.

**     No more than eight (8) Eurodollar Borrowings (including Revolving Loans and Competitive Loans) can be in effect at one time.

 Select as applicable.
 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Commitment," "Tranche A Commitment," "Tranche B Commitment," etc.)
 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

Pursuant to Section 5.02(a), cannot exceed thirty percent (30%)



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

     EXHIBIT G
     --------------------------------------------------
     BURNHAM PROPERTY LISTING
     ==================================================

     NAME AND LOCATION                                   Location
     --------------------------------------------------  --------

  1  Centerwood Plaza                                        0251
     16000 Lakewood Blvd., Bellflower

  2  Southampton Center                                      0265
     IH 780 at Southampton Rd., Benicia

  3  580 Market Place                                        0256
     4015 East Castro Valley Blvd., Castro Valley

  4  Buena Vista Marketplace                                 0250
     Huntington Dr. at Buena Vista St., Duarte

  5  Fremont Gateway Plaza                                   0260
     Paseo Padre Pkwy. at Walnut Ave., Fremont

  6  Hallmark Town Center                                    0261
     West Cleveland Ave. at Stephanie Ln., Madera

  7  Menifee Town Center                                     0252
     Antelope Rd. at Newport Rd., Menifee

  8  Prospectors Plaza                                       0262
     Missouri Flat Rd. and US Hwy 50, Placerville

  9  Shasta Crossroads                                       0263
     Churn Creek Rd. at Dana Dr., Redding

 10  Ralphs Redondo                                          0253
     Hawthorne Blvd.and 182nd St., Redondo Beach

 11  Arcade Square                                           0257
     Watt Ave. and Whitney Ave., Sacramento

 12  Discovery Plaza                                         0259
     W. El Camino Ave. and Truxel Rd., Sacramento

 13  Summerhill Plaza                                        0267
     Antelope Rd. and Lichen Dr., Citrus Heights

 14  Silver Creek Plaza                                      0264
     E. Capital Expwy. And Silver Creek Blvd., San Jose

 15  San Marcos Plaza                                        0254
     San Marcos Blvd.at Rancho Santa Fe Dr., San Marcos

 16  Stony Point Plaza                                       0266
     Stony Point Rd. at Hwy 12, Santa Rosa

 17  Sunset Center                                           0268
     Sunset Ave. and State Hwy. 12, Suisun City

 18  Creekside Center                                        0258
     Alamo Dr. and Nut Creek Rd., Vacaville

 19  Westminster Center                                      0255
     Westminster Blvd. And Golden West St., Westminster

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